                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 by and among

                                BEATNIK, INC.,

                         BEATNIK ACQUISITION SUB, INC.

                                      and

                           MIXMAN TECHNOLOGIES, INC.

                          Dated as of October 8, 1999

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE 1 DEFINITIONS..............................................................................1
    1.1    Defined Terms...........................................................................1
    1.2    Other Defined Terms.....................................................................7
    1.3    Interpretation Provisions...............................................................8

ARTICLE 2 THE MERGER; ASSUMPTION OF STOCK OPTIONS..................................................9
    2.1    The Merger..............................................................................9
    2.2    Effective Time..........................................................................9
    2.3    Effect of the Merger....................................................................9
    2.4    Articles of Incorporation; Bylaws......................................................10
    2.5    Directors and Officers.................................................................10
    2.6    Effect on Capital Stock................................................................10
    2.7    Delivery of Certificates...............................................................14
    2.8    Stock Transfer Book....................................................................14
    2.9    No Further Ownership Rights in Shares of Mixman Stock..................................14
    2.10   Lost, Stolen or Destroyed Certificates.................................................14
    2.11   Escrow of Merger Shares................................................................14
    2.12   Tax Consequences.......................................................................15
    2.13   Taking of Necessary Action; Further Action.............................................15

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF MIXMAN................................................15
    3.1    Organization of Mixman.................................................................15
    3.2    Capitalization of Mixman...............................................................16
    3.3    Authorization..........................................................................16
    3.4    Officers and Directors.................................................................17
    3.5    Bank Accounts..........................................................................17
    3.6    Subsidiaries, Etc......................................................................17
    3.7    Title to Assets........................................................................17
    3.8    Sufficiency of Assets..................................................................17
    3.9    Fixtures and Equipment.................................................................17
    3.10   Contracts..............................................................................17
    3.11   No Conflict or Violation; Consents.....................................................19
    3.12   Financial Statements; Books and Records................................................19
    3.13   Absence of Certain Changes or Events...................................................20
    3.14   Liabilities............................................................................21
    3.15   Litigation.............................................................................21
    3.16   Labor Matters..........................................................................21
    3.17   Employee Benefit Plans.................................................................22
    3.18   Transactions with Related Parties......................................................23
    3.19   Compliance with Law....................................................................23
    3.20   Intellectual Property..................................................................23
    3.21   Tax Matters............................................................................24
    3.22   Insurance..............................................................................25
    3.23   Accounts Receivable....................................................................26
    3.24   Inventory..............................................................................26
    3.25   Environmental Matters..................................................................26
    3.26   Brokers; Transaction Costs.............................................................26

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
                                                                                                ----
    3.27   "Market Stand-Off" Agreement...........................................................26

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BEATNIK...............................................27
    4.1    Organization of Beatnik................................................................27
    4.2    Capitalization of Beatnik and Merger Sub...............................................27
    4.3    Authorization..........................................................................28
    4.4    Officers and Directors.................................................................28
    4.5    Subsidiaries, Etc......................................................................28
    4.6    Title to Assets........................................................................29
    4.7    Sufficiency of Assets..................................................................29
    4.8    Contracts..............................................................................29
    4.9    No Conflict or Violation; Consents.....................................................30
    4.10   Financial Statements; Books and Records................................................31
    4.11   Absence of Certain Changes or Events...................................................31
    4.12   Liabilities............................................................................32
    4.13   Litigation.............................................................................32
    4.14   Labor Matters..........................................................................33
    4.15   Employee Benefit Plans.................................................................33
    4.16   Transactions with Related Parties......................................................34
    4.17   Compliance with Law....................................................................34
    4.18   Intellectual Property..................................................................34
    4.19   Tax Matters............................................................................35
    4.20   Insurance..............................................................................36
    4.21   Accounts Receivable....................................................................37
    4.22   Inventory..............................................................................37
    4.23   Environmental Matters..................................................................37
    4.24   Brokers; Transaction Costs.............................................................37
    4.25   "Market Stand-Off" Agreement...........................................................37

ARTICLE 5 ACTIONS BY MIXMAN, BEATNIK AND MERGER SUB  PRIOR TO THE CLOSING; ADDITIONAL AGREEMENTS..38
    5.1    Conduct of Mixman's Business...........................................................38
    5.2    Conduct of Beatnik's Business..........................................................39
    5.3    Investigations.........................................................................41
    5.4    Notification of Certain Matters........................................................41
    5.5    No Mergers, Consolidations, Sale of Stock, Etc.; No Solicitation.......................41
    5.6    Publicity..............................................................................42
    5.7    Fairness Hearing; Joint Proxy Statement................................................42
    5.8    Board of Directors.....................................................................43
    5.9    Option Grants..........................................................................43
    5.10   Disclosure Schedule....................................................................43
    5.11   Further Assurances.....................................................................43

ARTICLE 6 CONDITIONS TO MIXMAN'S OBLIGATIONS......................................................43
    6.1    Representations, Warranties and Covenants..............................................44

                              TABLE OF CONTENTS
                                 (continued)

                                                                                                Page
                                                                                                ----
    6.2    Consents...............................................................................44
    6.3    No Actions or Court Orders.............................................................44
    6.4    Closing Documents......................................................................44
    6.5    Opinion of Counsel.....................................................................44
    6.6    Material Adverse Effect................................................................44
    6.7    Shareholder Approval; Dissenting Shares................................................44
    6.8    Voting Agreement.......................................................................45
    6.9    Amended and Restated Investors' Rights Agreement.......................................45
    6.10   Eric Almgren...........................................................................45
    6.11   Directors..............................................................................45
    6.12   Beatnik Restated Articles..............................................................45

ARTICLE 7 CONDITIONS TO BEATNIK'S OBLIGATIONS.....................................................45
    7.1    Representations, Warranties and Covenants..............................................45
    7.2    Consents...............................................................................45
    7.3    Shareholder Approval; Dissenting Shares................................................46
    7.4    No Actions or Court Orders.............................................................46
    7.5    Closing Documents......................................................................46
    7.6    Opinion of Counsel.....................................................................46
    7.7    Exemption under Federal and State Securities Laws......................................46
    7.8    Escrow of Merger Shares................................................................46
    7.9    Material Adverse Effect................................................................46
    7.10   Amended and Restated Investors' Rights Agreement.......................................46
    7.11   Employment Agreements..................................................................46
    7.12   Noncompetition Agreement...............................................................47
    7.13   Voting Agreement.......................................................................47
    7.14   Amendments to Option Agreements........................................................47
    7.15   Option Agreements......................................................................47
    7.16   Accounts Receivable....................................................................47
    7.17   Contracts Consents.....................................................................47
    7.18   Contracts Signed.......................................................................47
    7.19   Market Stand-Off.......................................................................47
    7.20   Due Diligence..........................................................................47

ARTICLE 8 CLOSING.................................................................................47
    8.1    Deliveries by Mixman to Beatnik and Merger Sub.........................................48
    8.2    Deliveries by Beatnik and Merger Sub to Mixman.........................................48

ARTICLE 9 INDEMNIFICATION.........................................................................48
    9.1    Survival of Representations, Etc.......................................................48
    9.2    Indemnification........................................................................49
    9.3    No Right of Contribution...............................................................50
    9.4    Satisfaction of Claims; Threshold; Limitations on Indemnity............................51

ARTICLE 10 MISCELLANEOUS..........................................................................51

                              TABLE OF CONTENTS
                                 (continued)

                                                                                                Page
                                                                                                ----
    10.1   Termination............................................................................51
    10.2   Certain Securities Laws Matters........................................................52
    10.3   Assignment.............................................................................53
    10.4   Notices................................................................................53
    10.5   Choice of Law..........................................................................54
    10.6   Arbitration............................................................................54
    10.7   Entire Agreement,- Amendments and Waivers..............................................55
    10.8   Counterparts...........................................................................55
    10.9   Invalidity.............................................................................55
    10.10  Expenses...............................................................................56
    10.11  No Third Party Beneficiaries...........................................................56

                         TABLE OF EXHIBITS AND ANNEXES


Exhibit A       -    Amended and Restated Investors' Rights Agreement

Exhibit B       -    Escrow Agreement

Exhibit C       -    Beatnik Amended and Restated Articles of Incorporation

Exhibit D       -    Form of Noncompetition Agreement

Exhibit E-1     -    Beatnik Capitalization

Exhibit E-2     -    Mixman Capitalization

Exhibit F       -    Voting Agreement

Exhibit G       -    Outstanding Due Diligence Materials

Annex 1         -    Example of Calculation of Conversion Ratio

Annex 2         -    Mixman Disclosure Schedule

Annex 3         -    Mixman Financial Statements

Annex 4         -    Beatnik Disclosure Schedule

Annex 5         -    Beatnik Financial Statements

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION, dated as of October 8, 1999 (the "Agreement"), is entered into by and among BEATNIK, INC., a California corporation ("Beatnik"), BEATNIK ACQUISITION SUB, INC., a California corporation and a wholly-owned subsidiary of Beatnik ("Merger Sub"), and MIXMAN TECHNOLOGIES, INC., a California corporation ("Mixman").

                                    RECITALS
                                    --------

     A. The Boards of Directors of Beatnik and Mixman have determined that it is advisable and in the best interests of their respective shareholders for Beatnik and Mixman to enter into a business combination upon the terms and subject to the conditions set forth herein.

     B. In furtherance of such combination, the Boards of Directors of Beatnik and Mixman have each approved the merger of Merger Sub with and into Mixman (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the provisions of the California Corporations Code (the "CCC").

     C. Beatnik and Mixman intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization and that the Merger qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

     D. Pursuant to the Merger, each outstanding share of capital stock of Mixman shall be converted into the right to receive shares of capital stock of Beatnik, each outstanding option of Mixman shall be converted into an option to receive shares of capital stock of Beatnik, and the holders of the Mixman Convertible Debt (as defined in Section 1.1) shall receive shares of capital stock of Beatnik, all upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  As used herein, the terms below shall have the
     -------------
following meanings:

     "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Amended and Restated Investors' Rights Agreement" means the Amended and Restated Investors' Rights Agreement to be entered into among Beatnik and certain other parties substantially in the form attached hereto as Exhibit A.

     "Ancillary Agreements" means the Escrow Agreement, the Amended and Restated Investors' Rights Agreement and the Noncompetition Agreements between Beatnik and each of Eric Almgren and Joshua Gabriel substantially in the form of Exhibit D hereto and other agreements required hereunder to consummate the Closing.

     "Assets" means all of a Person's right, title and interest in and to such Person's properties, assets and rights of any kind, whether tangible or intangible, real or personal.

     "Beatnik Balance Sheet" means the balance sheet of Beatnik as of the Beatnik Balance Sheet Date.

     "Beatnik Balance Sheet Date" means September 17, 1999.

     "Beatnik Common Stock" means the Beatnik Common Stock, par value $0.001, having the rights, preferences, privileges and restrictions contained in the Restated Articles.

     "Beatnik Financial Statements" means Beatnik's (i) unaudited balance sheets and related statements of income and cash flow for the 8 1/2-month period ended September 17, 1999, and (ii) unaudited balance sheets and related statements of income and cash flow for the 12-month period ended December 31, 1998. The Beatnik Financial Statements are attached hereto as Annex 5.

     "Beatnik Merger Preferred Stock" means the shares of Beatnik Series D-1 Preferred Stock, and Beatnik Series D-2 Preferred Stock issued pursuant to
Article 2 herein.

     "Beatnik Options" means options to purchase Beatnik Common Stock issued by Beatnik pursuant to the Beatnik Option Plan.

     "Beatnik Option Plan" means the Beatnik, Inc. 1997 Stock Plan.

     "Beatnik Preferred Stock" means the Beatnik Series A Preferred Stock, Beatnik Series B Preferred Stock and Beatnik Series C Preferred Stock.

     "Beatnik Restated Articles" means the Amended and Restated Articles of Incorporation of Beatnik attached hereto as Exhibit C that sets forth the preferences, privileges and restrictions of the Beatnik Merger Preferred Stock.

     "Beatnik Series A Preferred Stock" means the Beatnik Series A Preferred Stock, $0.001 par value, having the rights, preferences, privileges and restrictions contained in the Beatnik Restated Articles.

     "Beatnik Series B Preferred Stock" means the Beatnik Series B Preferred Stock, $0.001 par value, having the rights, preferences, privileges and restrictions contained in the Beatnik Restated Articles.

     "Beatnik Series C Preferred Stock" means the Beatnik Series C Preferred Stock, $0.001 par value, having the rights, preferences, privileges and restrictions contained in the Beatnik Restated Articles.

     "Beatnik Series D-1 Preferred Stock" means the Beatnik Series D-1 Preferred Stock, $0.001 par value, having the rights, preferences, privileges and restrictions contained in the Beatnik Restated Articles.

     "Beatnik Series D-2 Preferred Stock" means the Beatnik Series D-2 Preferred Stock, $0.001 par value, having the rights, preferences, privileges and restrictions contained in the Beatnik Restated Articles.

     "Beatnik Stock" means the Beatnik Common Stock and the Beatnik Preferred Stock.

     "Beatnik Warrants" means (i) a warrant to purchase 333,888 shares of Beatnik Series C Preferred Stock and (ii) a warrant to purchase an aggregate of 25,530 shares of Beatnik Common Stock.

     "Benefit Plans" means any material pension, profit sharing, deferred compensation or retirement plan.

     "Business" of a Person means the business and operations of such Person.

     "Closing Date" means the date of the Closing.

     "Confidentiality Agreement" means that certain Mutual Non-Disclosure Agreement dated as of July 10, 1999 between Beatnik and Mixman.

     "Consents" of a Person means any and all Permits and any and all consent, approvals or waivers from third parties that are (i) required for the consummation of the transactions contemplated by this Agreement or (ii) necessary or desirable in order that such Person can conduct its Business after the Closing Date in the same manner as before the Closing Date.

     "Contracts" of a Person means all currently binding agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which such Person is a party or by which such Person or any of its Assets are bound or affected, whether written or oral.

     "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on a Person or its property under applicable law.

     "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

     "Employees" of a Person means all persons employed by such Person on a full or part-time basis together with all persons retained as "independent contractors" as of the relevant date.

     "Employee Plan" means any legally enforceable benefit plan, program, agreement, policy, commitment or other arrangement (whether or not set forth in a written document) within the following categories or any employee benefit plan as defined in section 3(3) of ERISA: (i) any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multi-employer plan, as defined in section 3(37) of ERISA; (ii) any employee welfare benefit plan, as defined in section 3(1) of ERISA, (iii) any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, royalty pool, commission or similar plan or arrangement; (iv) any plan, program, agreement, policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known, (v) any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with Section 4980B of COBRA or similar state laws; (vi) any group or material individual plan, program, agreement, policy, commitment or other group or material individual arrangement relating to paid or unpaid leaves of absence, education expense or vacation; (vii) any group or material individual plan, program, agreement, policy, commitment or other arrangement relating to loans or other extensions of credit, loan guarantees, relocation assistance or similar benefits; (viii) any employment, consulting or termination agreement; or (ix) any other material plan, program, agreement, procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as an independent contractor.

     "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agreement" means the Escrow Agreement to be entered into among Beatnik, Mixman and the Seller Representatives substantially in the form of Exhibit B hereof.

     "Fixtures and Equipment" of a Person mean all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by such Person, wherever located and including any such Fixtures and Equipment in the possession of any of such Person's respective suppliers or other vendors.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards

Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

     "Intellectual Property" means (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and the patents, patent applications and patent disclosures together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) copyright-able works, copyrights and applications, registrations and renewals in connection therewith, (d) mask works and all applications, registrations and renewals in connection therewith, (e) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) computer software (including data and related documentation), (g) other proprietary rights and (h) copies and tangible embodiments thereof (in whatever form or medium).

     "Inventory" means all merchandise owned and intended for resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party or in transit or storage.

     "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

     "Material Adverse Effect" with respect to any Person means any effect or change which has, or is reasonably likely to have, a material adverse effect on the condition (financial or other), business, results of operations, assets, liabilities or operations of such Person and its subsidiaries taken as a whole.

     "Merger Shares" means the shares of Beatnik capital stock to be issued pursuant to the Article 2 hereof.

     "Mixman Balance Sheet" means the balance sheet of Mixman as of the Mixman Balance Sheet Date.

     "Mixman Balance Sheet Date" means August 31, 1999.

     "Mixman Common Stock" means the Mixman Common Stock, no par value, having the rights, preferences, privileges and restrictions contained in Mixman's Articles of Incorporation.

     "Mixman Convertible Debt" means that certain Mixman Convertible Promissory Note dated January 13, 1995 issued to Roger Summit.

     "Mixman Financial Statements" means Mixman's (i) unaudited balance sheets and related statements of income and cash flow for the 8-month period ended August 31, 1999, and (ii) unaudited balance sheets and related statements of income and cash flow for the 12-month period ended December 31, 1998. The Mixman Financial Statements are attached hereto as Annex 3.

     "Mixman Options" means options to purchase Mixman Common Stock issued by Mixman pursuant to the Mixman Option Plan.

     "Mixman Option Plan(s)" means the Mixman Technologies, Inc. 1995 Equity Incentive Plan.

     "Mixman Preferred Stock" means the Mixman Series A Preferred Stock, Mixman Series B Preferred Stock, and Mixman Series C Preferred Stock.

     "Mixman Series A Preferred Stock" means the Mixman Series A Preferred Stock, no par value, having the rights, preferences, privileges and restrictions contained in Mixman's Articles of Incorporation.

     "Mixman Series B Preferred Stock" means the Mixman Series B Preferred Stock, no par value, having the rights, preferences, privileges and restrictions contained in Mixman's Articles of Incorporation.

     "Mixman Series C Preferred Stock" means the Mixman Series C Preferred Stock, no par value, having the rights, preferences, privileges and restrictions contained in Mixman's Articles of Incorporation.

     "Mixman Stock" means the Mixman Common Stock and the Mixman Preferred
Stock.

     "Permits" of a Person means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of such Person.

     "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

     "Proprietary Rights" means rights under any Intellectual Property, whether owned or licensed.

     "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

     "Related Party" to a Person means (i) any of such Person's officers and directors, and any partners, associates or relatives of such officers and directors, and (ii) any Person in which such Person has any direct or material indirect interest.

     "Representative" means any officer, director, principal, attorney, agent, employee or other representative of a Person.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

     "To the knowledge" or "knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances.

     1.2  Other Defined Terms.  The following terms are defined in the Sections
          -------------------
indicated:

                     Term                                  Section
          -------------------------------    --------------------------------------
          Actions                                          3.15
          Agreement                                        Preamble
          Agreement of Merger                              2.2
          Arbitrator                                       10.6(a)
          Beatnik                                          Preamble
          Beatnik Closing Certificate                      6.1
          Beatnik Disclosure Schedule                      ARTICLE 4
          Beatnik Indemnified Parties                      9.2(a)
          Beatnik Scheduled Contracts                      4.8(a)(xii)
          California Permit                                5.7(a)
          California Statute                               5.7(a)
          CCC                                              Recitals
          Certificates                                     2.7(a)
          Claim Notice                                     9.2(b)
          Closing                                          2.1(b)

                     Term                                  Section
          -------------------------------    --------------------------------------
          Code                                             Recitals
          Common Equivalents                               2.6(a)
          Outstanding
          Commonly Controlled Entity                       3.17(a)
          Conversion Ratio                                 2.6(a)
          Damage Threshold                                 9.4(a)
          Damages                                          9.2(a)
          Dispute Notice                                   9.2(c)
          Dissenting Shares                                2.6(e)
          Effective Time                                   2.2
          Escrow Termination Date                          9.1
          Escrow Shares                                    2.11
          Founders Options                                 5.9
          Fully Diluted Common                             2.6(e)
          Equivalents Outstanding
          Indemnified Party                                9.2(b)
          Indemnitor                                       9.2(b)
          IRS                                              3.17(a)
          JAMS                                             10.6(b)
          Joint Proxy Statement                            5.7
          Merger                                           Recitals
          Merger Sub                                       Preamble
          Mixman                                           Preamble
          Mixman Closing Certificate                       7.1
          Mixman Disclosure Schedule                       ARTICLE 3
          Mixman Indemnified Parties                       9.2(a)
          Mixman Scheduled Contracts                       3.10(a)(xii)
          Pension Plans                                    3.17(a); 4.15(a)
          Sellers                                          9.2(a)
          Seller Representative                            2.11
          Surviving Corporation                            2.1(a)

     1.3  Interpretation Provisions.
          -------------------------

     (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and Exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

     (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

     (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (f) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.


                                   ARTICLE 2
                                   ---------

                    THE MERGER; ASSUMPTION OF STOCK OPTIONS
                    ---------------------------------------

     2.1  The Merger.
          ----------

     (a)  Effective Time.  At the Effective Time (as defined in Section 2.2
          --------------
hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the CCC, Merger Sub shall be merged with and into Mixman, the separate corporate existence of Merger Sub shall cease and Mixman shall continue as the surviving corporation and a wholly-owned subsidiary of Beatnik. Mixman, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     (b)  Closing.  Unless this Agreement shall have been terminated pursuant to
          -------
Section 10.1, and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California, as promptly as practicable (and in any event within five business days) after satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7 or (ii) at such other time, date or place as Beatnik and Mixman may mutually agree.

     2.2  Effective Time.  As promptly as practicable after the satisfaction or
          --------------
waiver of the conditions set forth in Articles 6 and 7, Beatnik and Mixman shall cause the Merger to be consummated by filing the Agreement of Merger as contemplated by the CCC (the "Agreement of Merger"), together with any required related documents, in such form as required by, and executed in accordance with the relevant provisions of, the CCC. The Merger shall be effective at the time indicated in the Agreement of Merger (the "Effective Time").

     2.3  Effect of the Merger.  At the Effective Time, the effect of the
          --------------------
Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchise of Merger Sub and Mixman shall vest in the Surviving Corporation.

     2.4  Articles of Incorporation; Bylaws.
          ---------------------------------

     (a)  Articles of Incorporation.  At the Effective Time, the Articles of
          -------------------------
Incorporation of Mixman, shall be the Articles of Incorporation of the Surviving Corporation.

     (b)  Bylaws.  At the Effective Time, the Bylaws of Merger Sub, as in effect
          ------
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     2.5  Directors and Officers.  The directors of Merger Sub immediately prior
          ----------------------
to the Effective Time shall be the initial directors of the Surviving Corporation at the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation at the Effective Time, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law.

     2.6  Effect on Capital Stock.
          -----------------------

     At the Effective Time, by virtue of the Merger and without any further action on the part of Beatnik or Mixman:

     (a)  Conversion of Mixman Common Stock.  Each share of Mixman Common Stock
          ---------------------------------
issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares) shall be converted, subject to Section 2.6(c) and Section 2.6(d), into the right to receive a number of shares of Beatnik Common Stock equal to the "Conversion Ratio." The "Conversion Ratio" is the quotient of: (1) the difference between (i) one-half Beatnik's "Fully-Diluted Common Equivalents Outstanding" (as defined below) as of immediately prior to the Effective Time, and (ii) 480,000 (such number to be adjusted for any Beatnik stock splits, stock dividends or other recapitalization events), divided by (2) Mixman's "Common Equivalents Outstanding" (as defined below) as of immediately prior to the Effective Time excluding the Founders Options. As used herein, "Common Equivalents Outstanding" means the sum of (A) shares of common stock outstanding plus (B) shares of common stock issuable upon conversion of all outstanding shares of preferred stock, plus (C) shares of common stock issuable upon exercise or conversion of all outstanding or promised options, warrants and convertible debt (and upon conversion of any preferred stock issuable upon exercise or conversion of all outstanding options, warrants and convertible debt). "Fully Diluted Common Equivalents Outstanding" means the sum of (A) Common Equivalents Outstanding, plus (B) all shares of common stock (or securities convertible into or exchangeable for common stock) reserved for issuance to employees, officers, directors, contractors, consultants or advisors under any stock option, stock purchase, stock bonus or other equity incentive plan. An example of the calculation of the Conversion Ratio is set forth in Annex 1. All such shares of Mixman Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Beatnik Common Stock into which such Mixman Common Stock has been converted.

Certificates previously representing shares of Mixman Common Stock shall be exchanged for certificates representing whole shares of Beatnik Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

     (b)  Conversion of Mixman Preferred Stock.  Each share of Mixman Preferred
          ------------------------------------
Stock issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares) shall be converted, subject to Section 2.6(c) and Section 2.6(d), into the right to receive shares of preferred stock of Beatnik, in each case with the rights, preferences and privileges of the appropriate Series of Beatnik Merger Preferred Stock as set forth in the Beatnik Restated Articles, as follows:

          (i) Each share of Mixman Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares) shall be converted, subject to Section 2.6(c) and
     Section 2.6(d), into the right to receive a number of shares of Beatnik Series D-1 Preferred Stock equal to the Conversion Ratio.

          (ii) Each share of Mixman Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares) shall be converted, subject to Section 2.6(c) and
     Section 2.6(d), into the right to receive a number of shares of Beatnik Series D-2 Preferred Stock equal to the Conversion Ratio.

          (iii) Each share of Mixman Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares) shall be converted, subject to Section 2.6(c) and
     Section 2.6(d), into the right to receive a number of shares of Beatnik Series D-2 Preferred Stock equal to the Conversion Ratio.

     All of the shares of Mixman Preferred Stock converted into Beatnik Merger Preferred Stock in accordance with this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously representing any such shares of Mixman Preferred Stock shall thereafter represent the shares of Beatnik Merger Preferred Stock into which such Mixman Preferred Stock has been converted. Certificates previously representing shares of Mixman Preferred Stock shall be exchanged for certificates representing whole shares of corresponding Beatnik Merger Preferred Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

     (c)  Cancellation.  Each share of Mixman Common Stock held in the treasury
          ------------
 of Mixman immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (d)  Fractional Shares.  No certificates or scrip representing fractional
          -----------------
shares of Beatnik shall be issued in connection with the Merger, and such fractional share interests will be canceled and thereafter will not entitle the owner thereof to vote or to any rights as a stockholder of Beatnik.

     (e)  Dissenting Shares.  Notwithstanding anything in this Agreement to the
          -----------------
contrary, shares of Mixman capital stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 1300 of the CCC, if such Section provides for appraisal rights for such shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive shares of capital stock of Beatnik as provided herein, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the CCC. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, then such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive shares of capital stock of Beatnik, if any, to which such holder is entitled, without interest or dividends thereon. Mixman shall give Beatnik prompt notice of any demands received by Mixman for appraisal of shares and, prior to the Effective Time, Beatnik shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Mixman shall not, except with the prior written consent of Beatnik, make any payments with respect to or settle or offer to settle, any such demands.

     (f)  Assumption of Mixman Options.
          ----------------------------

          (i) At the Effective Time, each outstanding Mixman Option, whether vested or unvested, shall be assumed by Beatnik and constitute an option to acquire, on the same terms and conditions as were applicable under such Mixman Option prior to the Effective Time, the number (rounded down to the nearest whole number) of shares of Beatnik Common Stock as the holder of the assumed Mixman Option would have been entitled to receive pursuant to the Merger had such holder exercised the assumed Mixman Option in full immediately prior to the Effective Time (not taking into account whether or not such Mixman Option was in fact exercisable). Notwithstanding the foregoing, effective and contingent upon the Closing, the agreement governing the assumed Mixman Options (other than the Founders Options) held by each of Eric Almgren and Joshua Gabriel shall be amended so that such Mixman Options and Mixman Common Stock are 70% vested in the aggregate at the Effective Time, and the unvested portion of such assumed Mixman Options and Mixman Common Stock shall vest in three (3) equal installments six, twelve and eighteen months following the Closing, pursuant to and in accordance with amendments to the existing option agreements and founders stock purchase agreements to be entered into between Beatnik and each of Eric Almgren and Joshua Gabriel. Each assumed Mixman Option shall be exercisable for shares of Beatnik Common Stock at a price per share equal to (x) the aggregate exercise price for the Mixman Common Stock purchasable pursuant to the assumed Mixman Option (not taking into account whether or not such Mixman Option was in fact exercisable) divided by (y) the number of shares of Beatnik Common Stock deemed purchasable pursuant to the assumed Mixman Option (rounded down to the nearest whole cent) determined in accordance with this Section 2.6(f). At and after the Effective Time, Beatnik will honor all obligations with respect to the assumed Mixman Options under the terms of the Stock Option Agreement and the

     Mixman Option Plan governing the assumed Mixman Options as in effect on the date hereof.

          (ii) As soon as practicable after the Effective Time (but in any event within thirty (30) calendar days) Beatnik shall deliver to each holder of an outstanding Mixman Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Mixman Option shall otherwise continue in effect on the same terms and conditions as were in effect prior to the Effective Time. The notice shall include Beatnik's undertaking, at the time of its initial public offering, to register all shares subject to assumed Mixman Options on the same Form S-8 that Beatnik files for Beatnik employees generally.

     (g)  Conversion of Mixman Convertible Debt.  At the Effective Time,
          -------------------------------------
holders of the Mixman Convertible Debt, if any, shall receive the number (rounded to the nearest whole number) of shares of Merger Shares as such holders of the Mixman Convertible Debt would have been entitled to receive pursuant to the Merger had the Mixman Convertible Debt been converted in full to Mixman Common Stock immediately prior to the Effective Time.

     (h)  Capital Stock of Merger Sub.  At the Effective Time, each share of
          ---------------------------
Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (i)  Adjustments.  The number of shares of Beatnik Stock into which shares
          -----------
of Mixman Stock are converted shall be subject to adjustment to reflect any reclassification, exchange, substitution, stock split, stock dividend, or other significant distribution by either of Beatnik or Mixman such that the Mixman Stock shall be convertible into the number of shares of Beatnik Stock that would have been received by the holders of such Mixman Stock if the Mixman Stock had been converted to Beatnik Stock immediately prior to such event. In addition, the number of shares of Beatnik Stock into which shares of Mixman Stock are converted shall be subject to proportionate adjustment to the extent the Beatnik or Mixman capitalization changes from that set forth on Exhibits E-1 and E-2.

     2.7   Delivery of Certificates.  At the Effective Time, Beatnik shall make
           ------------------------
available, and each holder of Mixman Stock shall be entitled to receive, subject to Section 2.7(b) below, upon surrender to Beatnik or its representatives of any certificate or certificates evidencing such Mixman Stock (the "Certificates") for cancellation together with any reasonable supporting documentation requested by Beatnik, including a tax identification number, the aggregate Merger Shares into which such Mixman Stock shall have been converted in the Merger, and upon such surrender of each Certificate and delivery by Beatnik of the aggregate number of Merger Shares in exchange therefor, such Certificates shall forthwith be canceled. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence ownership of the number of shares of Beatnik Stock into which the Mixman Stock will have been converted.

     2.8   Stock Transfer Book.  At the Effective Time, the stock transfer books
           -------------------
of Mixman shall be closed, and there shall be no further registration of transfers of Mixman Stock thereafter on the records of Mixman.

     2.9   No Further Ownership Rights in Shares of Mixman Stock.  The shares of
           -----------------------------------------------------
Beatnik Stock delivered upon the surrender for exchange of Mixman Stock in accordance with the terms hereof, including, without limitation, the shares delivered into escrow pursuant to Section 2.11 below, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Mixman Stock, and there shall be no further registration of transfers of shares of Mixman Stock which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, the Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

     2.10  Lost, Stolen or Destroyed Certificates.  In the event any
           --------------------------------------
Certificates shall have been lost, stolen or destroyed, Beatnik shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Beatnik Stock as may be required pursuant to Section 2.6; provided, however, that Beatnik may,
                                         --------  -------
in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an indemnity and hold harmless agreement as indemnity against any claim that may be made against Beatnik with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.11  Escrow of Merger Shares.  Notwithstanding the provisions of this
           -----------------------
Article 2, Beatnik shall place in escrow pursuant to the terms of the Escrow Agreement that number of Merger Shares equal to 10% of the total Merger Shares (the "Escrow Shares") allocated on a pro rata basis among all shareholders of Mixman. In the event that the Merger is approved by the shareholders of Mixman as provided herein, the shareholders of Mixman shall, without any further act of any shareholder of Mixman, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for Mixman's indemnification obligations under Article 9 in the manner set forth in the Escrow Agreement, (ii) the appointment of Eric Almgren as the initial representative of the Mixman shareholders (the "Seller Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each Mixman shareholder (other than holders of Dissenting Shares), and the taking by the Seller Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the

Escrow Agreement (including, without limitation, the exercise of the powers: to authorize delivery of Escrow Shares in satisfaction of claims by Beatnik Indemnified Parties; to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of the courts and awards of arbitrators with respect to such claims; to resolve any claim made pursuant to Article 9 hereof; and to take all action necessary in the judgement of the Seller Representative for the accomplishment of the foregoing), (iii) reimbursement of the Seller Representative (from the remaining Escrow Property or by each Seller) for the Seller Representative's reasonable, documented out of pocket expenses in performing the functions specified in the Escrow Agreement and in defending third party claims under Article 9 hereof, (iv) indemnification by the Sellers of the Seller Representative against loss, damage liability and expense that may be incurred by him arising out of or in connection with the acceptance or administration of the Seller Representative's duties, except as caused by his gross negligence or willful misconduct, and (v) to all of the other terms, conditions and limitations in the Escrow Agreement.

     2.12  Tax Consequences.  It is intended by the parties hereto that the
           ----------------
Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

     2.13  Taking of Necessary Action; Further Action.  Each of Beatnik and
           ------------------------------------------
Mixman will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all the property, rights, privileges, power and franchises of Mixman, the officers and directors of Beatnik and Mixman immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3
                                   ---------

                   REPRESENTATIONS AND WARRANTIES OF MIXMAN
                   ----------------------------------------

     Except as set forth on the disclosure letter supplied by Mixman and attached to this Agreement as Annex 2 (the "Mixman Disclosure Schedule"), Mixman makes the following representations and warranties to Beatnik and Merger Sub:

     3.1   Organization of Mixman.  Mixman is a corporation duly organized,
           ----------------------
validly existing and in good standing under the laws of the State of California. Mixman has full corporate power and authority to conduct its Business as it is presently being conducted and to own or lease, as applicable, its Assets. Mixman is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its Business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect on Mixman.

     3.2  Capitalization of Mixman.
          ------------------------

     (a) There are 10,000,000 shares of Mixman Common Stock authorized under Mixman's Articles of Incorporation, 2,023,071 of which were issued and outstanding as of October 5, 1999. There are 580,486 shares of Mixman Series A Preferred Stock authorized under its Articles of Incorporation, all of which were issued and outstanding as of October 5, 1999. Each share of Mixman Series A Preferred Stock is convertible into one share of Mixman Common Stock. There are 175,000 shares of Mixman Series B Preferred Stock authorized under its Articles of Incorporation, all of which were issued and outstanding as of October 5, 1999. Each share of Mixman Series B Preferred Stock is convertible into one share of Mixman Common Stock. There are 416,667 shares of Mixman Series C Preferred Stock authorized under its Articles of Incorporation, 336,662 of which were issued and outstanding as of October 5, 1999. Each share of Mixman Series C Preferred Stock is convertible into one share of Mixman Common Stock. Mixman has no other stock authorized, issued or outstanding.

     (b) As of October 5, 1999, 384,183 shares of Mixman Common Stock were reserved for issuance upon the exercise of outstanding Mixman Options, and 192,686 shares of Mixman Common Stock were available for future grant of options under the Mixman Option Plans.

     (c) Except for the shares of Mixman Preferred Stock and Mixman Options referred to above and the Mixman Convertible Debt, there are no options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Mixman outstanding as of October 5, 1999.

     (d) All outstanding shares of Mixman Stock are, and any shares of Mixman Common Stock issued upon conversion of any shares of Mixman Preferred Stock or exercise and/or conversion of any Mixman Options or the Mixman Convertible Debt will be upon conversion or exercise in accordance with the terms of the applicable instrument, duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights. All outstanding shares of Mixman Stock, Mixman Options and the Mixman Convertible Debt have been issued in compliance with all federal and state corporate and securities laws. Except for the Mixman Convertible Debt, there are no bonds, debentures, notes or other indebtedness of Mixman having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Mixman may vote. Except as set forth above and as provided in Mixman's Articles of Incorporation, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, arrangements, obligations or undertakings of any kind to which Mixman is a party, or by which Mixman is bound, obligating Mixman to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Mixman or securities convertible or exchangeable thereafter or obligating Mixman to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, arrangement, obligation or undertaking. There are not any outstanding contractual obligations requiring Mixman to repurchase, redeem or otherwise acquire any shares of capital stock of Mixman.

     3.3  Authorization.  Mixman has all necessary corporate power and
          -------------
authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Mixman, and this Agreement is, and upon execution and delivery of each of the Ancillary Agreements to which Mixman is a party, will be, a legal, valid and binding obligation of Mixman, enforceable against Mixman in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

     3.4   Officers and Directors.  Section 3.4 of the Mixman Disclosure
           ----------------------
Schedule contains a true,. Section 3.4 of the Mixman Disclosure Schedule contains a true, correct and complete list of all the officers and directors of Mixman.

     3.5   Bank Accounts.  Section 3.5 of the Mixman Disclosure Schedule
           -------------
contains a list of all of Mixman's bank accounts, safe deposit boxes, and related powers of attorney, and persons authorized to draw thereon or have access thereto.

     3.6   Subsidiaries, Etc. Mixman does not own or hold any equity interest of
           -----------------
 any kind in any Person.

     3.7   Title to Assets.  Except as set forth in Section 3.7 of the Mixman
           ---------------
Disclosure Schedule, Mixman has good and marketable fee simple title to its Assets, and none of its Assets are subject to any Encumbrances.

     3.8   Sufficiency of Assets.  The Assets of Mixman constitute all of the
           ---------------------
assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of Mixman's Business as it is presently conducted.

     3.9   Fixtures and Equipment.  Section 3.9 of the Mixman Disclosure
           ----------------------
Schedule contains an accurate list of all Fixtures and Equipment of Mixman where the value of an individual item exceeds $25,000 or where the value of an aggregate of similar items exceeds $50,000. All tangible assets and properties which are part of Mixman's Assets are in good operating condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business.

     3.10  Contracts.
           ---------

     (a) Disclosure. Section 3.10 of the Mixman Disclosure Schedule sets forth a complete and accurate list of all of Mixman's Contracts of the following categories:

           (i)   Contracts not made in the ordinary course of business;

           (ii)  Manufacturing or joint development agreements;

           (iii) License agreements or royalty agreements, whether Mixman is the licensor or licensee thereunder, other than license agreements pursuant to which Mixman licenses its intellectual property to third parties in the ordinary course of its business;

           (iv) Confidentiality and non-disclosure agreements (whether Mixman is the beneficiary or the obligated party thereunder);

          (v) Contracts made with independent contractors pursuant to which Mixman has retained such contractor to engage in research relating to the development of products for Mixman's business;

          (vi) Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $50,000 after the date hereof or otherwise material to Mixman's Business or Assets;

          (vii) Contracts or commitments relating to commission arrangements with others, other than agreements with Mixman personnel entered into by Mixman in the ordinary course of its business;

          (viii) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of Mixman or (B) that will result in the payment or the creation of any Liability to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

          (ix) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Mixman shall be the borrower, lender or guarantor thereunder (excluding credit provided by Mixman in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

          (x) Contracts containing covenants limiting the freedom of Mixman or any officer, director, Employee or Affiliate of Mixman, to engage in any line of business that relates directly or indirectly to Mixman's Business or compete with any person in a business that relates directly or indirectly to Mixman's Business;

          (xi) Contracts that relate to corporate governance, voting on transfer of equity securities, registration of securities under the Securities Act or that grants any redemption or pre-emptive rights; and

          (xii)  Any other Contract material to Mixman's Business or Assets.

True, correct and complete copies of all of the Contracts listed in Section 3.10 of the Mixman Disclosure Schedule (the "Mixman Scheduled Contracts"), including all amendments and supplements thereto, have been delivered to Beatnik.

     (b) Absence of Defaults. All of the Mixman Scheduled Contracts are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of Mixman, threatened) Default or dispute. Mixman has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of the Mixman Scheduled Contracts. To the knowledge of Mixman, all parties to the Mixman Scheduled Contracts have complied in all material respects with the provisions thereof and no party is in Default thereunder. No notice of any claim of Default with respect to the Mixman Scheduled Contracts has been given to Mixman. Mixman has no reason to believe that the products or services called for by any executory Mixman Scheduled Contract cannot be supplied in accordance with the terms of such Mixman Scheduled Contract, including time specifications, and no reason to believe that any unfinished Mixman Scheduled Contract will, upon performance by Mixman, result in a loss to Mixman.

     3.11  No Conflict or Violation; Consents.  None of the execution, delivery
           ----------------------------------
or, subject to the approval and adoption of this Agreement and approval of the Merger by Mixman's shareholders, performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Mixman with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of its governing documents, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective Assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Mixman is a party or by which Mixman is bound or to which any of its Assets are subject where the occurrence of any of the above-described events or circumstances, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Mixman; or (c) violate any applicable Regulation or Court Order. Except for (i) the proper filing and certification by the proper authorities of the Agreement of Merger,
(ii) notice to and approval of Mixman's shareholders to the adoption of this Agreement and the Merger as may be required under the CCC and (iii) such filings as may be required to comply with federal and state securities laws, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Mixman in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     3.12  Financial Statements; Books and Records.
           ---------------------------------------

     (a) The Mixman Financial Statements, which are attached hereto as Annex 3, are complete and fairly present its assets, liabilities and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby except, as to the unaudited financial statements, for ordinary year-end adjustments and the absence of required footnotes.

     (b) Mixman maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of Mixman's financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (c) Mixman has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in its normally maintained Books and Records.

     3.13  Absence of Certain Changes or Events.  Since the Mixman Balance
           ------------------------------------
Sheet Date there has not been any:

     (a)  event resulting in a Material Adverse Effect on Mixman;

     (b) failure by Mixman to operate its Business in the ordinary course so as to use its commercially reasonable efforts to preserve its Business intact and to preserve the continued services of its Employees and the goodwill of suppliers, customers and others having business relations with Mixman or its Representatives;

     (c) resignation or termination of any officer of Mixman, or any increase in the rate of compensation payable or to become payable to any officer or director of Mixman, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit outside the ordinary course of business of Mixman to, any such Person;

     (d) sale, transfer or lease of any properties or Assets of Mixman to, or entrance by Mixman into of any Contract with, any Related Party;

     (e) sale, assignment, license, transfer or encumbrance of any of Mixman's Assets tangible or intangible, where the value of an individual item exceeds $25,000 or where the value of an aggregate of similar items exceeds $50,000, other than sales of products and services in the ordinary course of business and consistent with past practice;

     (f)  change in accounting methods or practices by Mixman;

     (g) revaluation by Mixman of any of its Assets, including writing off notes or accounts receivable other than for which adequate reserves have been established;

     (h) damage, destruction or loss (whether or not covered by insurance) which resulted in a Material Adverse Effect on Mixman;

     (i) declaration, setting aside or payment of dividends or distributions in respect of any stock of Mixman or any redemption, purchase or other acquisition of any of Mixman's equity securities;

     (j) cancellation of any indebtedness or waiver of any rights of substantial value to Mixman, except in the ordinary course of business and consistent with past practice;

     (k) indebtedness incurred by Mixman for borrowed money or any commitment to borrow money entered into by Mixman, or any loans made or agreed to be made by Mixman;

     (l) Liability incurred by Mixman except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

     (m) payment, discharge or satisfaction of any Liabilities of Mixman other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Mixman Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Mixman Balance Sheet Date;

     (n)  acquisition of any equity interest in any other Person; or

     (o)  agreement by Mixman to do any of the foregoing.

     3.14 Liabilities.  Mixman has no Liabilities or obligations (absolute,
          -----------
accrued, contingent or otherwise) except (i) liabilities which are reflected and properly reserved against in the Mixman Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Mixman Balance Sheet Date (all of which liabilities do not exceed $100,000 in the aggregate) and (iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP).

     3.15 Litigation.  There is no action, order, writ, injunction, judgment
          ----------
or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions") pending or, to the knowledge of Mixman, threatened or anticipated (i) against, relating to or affecting Mixman, any of its Assets or any of its officers and directors as such, (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Mixman from consummating the transactions contemplated hereby. No Action, if adversely determined against Mixman, its directors or officers, or any other Person could reasonably be expected to result in a loss to Mixman, individually or in the aggregate, in excess of $25,000. To the knowledge of Mixman, there is no reasonable basis for any Action, which if adversely determined against Mixman, its directors or officers, or any other Person could reasonably be expected to result in a loss to Mixman, individually or in the aggregate, in excess of $25,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Mixman, its Business or any of its Assets. There are no Court Orders or agreements with, or liens by, any governmental authority relating to any environmental laws which regulate, obligate, bind or in any way affect Mixman, its Business or any of its Assets.

     3.16 Labor Matters.
          -------------

     (a) Mixman is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make Mixman conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of Mixman. There is no unfair labor practice charge or complaint against Mixman pending before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other federal, state or local governmental agency arising out of Mixman's activities, and Mixman has no knowledge of any facts or information which would give rise thereto. To the knowledge of Mixman there is no labor strike or labor disturbance pending or threatened against Mixman nor is any grievance currently being asserted against it. Mixman has not experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of Mixman, threatened between Mixman and any of its Employees, and Mixman is not aware of any facts which could reasonably result in any such controversy.

     (b) Mixman is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and is not engaged in any unfair labor practice. Mixman is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

     3.17  Employee Benefit Plans.
           ----------------------

     (a) Section 3.17(a) of the Mixman Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans maintained or contributed to by Mixman or any person or entity that, together with Mixman, is treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of Mixman. Mixman has made available to Beatnik true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in accordance with its terms, except where the failure to so administer would not, individually or in the aggregate, have a Material Adverse Effect on Mixman. Mixman and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code, except for instances of possible noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on Mixman.

     (b) Each of the Pension Plans has been the subject of a determination letter (or its equivalent) from the IRS to the effect that such Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter (or its equivalent) has been revoked nor has any event occurred since the date of its most recent determination letter (or its equivalent) or application therefor that would adversely affect its qualification or materially increase its costs.

     (c) Neither Mixman nor any Commonly Controlled Entity of Mixman has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

     (d) Mixman has made available to Beatnik a list of all options to purchase shares of Mixman Common Stock issued under the Mixman Option Plan outstanding as of September 17, 1999, indicating for each such option (i) the number of shares issuable, (ii) the number of vested shares, (iii) the date of expiration and (iv) the exercise price.

     (e) No director, officer or employee of Mixman will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.18  Transactions with Related Parties.  To the knowledge of Mixman no
           ---------------------------------
Related Party has (a) borrowed or loaned money or other property to Mixman, other than the Mixman Convertible Debt, which has not been repaid or returned,
(b) any contractual or other claims, express or implied, of any kind whatsoever against Mixman, or (c) has any interest in any property used by Mixman in its Business.

     3.19  Compliance with Law.  Mixman has conducted its Business in
           -------------------
Mixman has conducted its Business in material compliance with all applicable Regulations and Court Orders. Mixman has not received any notice to the effect that, or has otherwise been advised that, Mixman is not in compliance with any such Regulations or Court Orders, and Mixman does not have any reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

     3.20  Intellectual Property.
           ---------------------

     (a)   General.  Section 3.20 of the Mixman Disclosure Schedule accurately
           -------
sets forth, with respect to Mixman's Intellectual Property: (i) for each patent, the number, normal expiration date, title and priority information for each country in which such patent has been issued and, for each patent application, the application number, date of filing, title and priority information for each country, (ii) for each trademark, trade name or service mark, whether or not registered, the date first used, any application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered, (iv) for each mask work, whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration and (v) for all Proprietary Rights in the form of licenses, the same information for the type of Intellectual Property that is set forth above, plus the name of the owner, the name of the licensor (if different from the owner) and the date of the license. A true and correct copy (as amended to date) of each of the items listed in Section 3.20 of the Mixman Disclosure Schedule (including all pending applications, application related documents and materials and written license agreements has been provided to Beatnik.

     (b)   Adequacy.  To its knowledge, Mixman's Proprietary Rights are all
           --------
those necessary for the normal conduct of its Business as presently conducted, including the design, manufacture, sale and use of all products offered by Mixman.

     (c)   Royalties and Licenses.  To its knowledge, Mixman has no obligation
           ----------------------
to compensate any Person for the use of any of the Proprietary Rights necessary to conduct its Business as presently conducted nor has Mixman granted to any Person any license, option or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not, except for license agreements pursuant to which Mixman licenses its Intellectual Property to third parties in the ordinary course of its business.

     (d)   Ownership.  To its knowledge, Mixman owns or has a valid rights to
           ---------
its Intellectual Property (including without limitation, the Intellectual Property set forth in Section 3.20 of the Mixman Disclosure Schedule). Mixman's Proprietary Rights will not cease in any manner or become diminished or diluted by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. To its knowledge, Mixman's Intellectual Property is free from any security interest, lien, encumbrance or other restriction and is not subject to any outstanding injunction, judgement, order decree, ruling or charge.

     (e)   Absence of Claims.  Mixman has not received notice of (A) alleged
           -----------------
invalidity with respect to any of Mixman's Proprietary Rights (including a challenge to the underlying Intellectual Property) or (B) alleged infringement of any rights of others due to any activity by Mixman. To the knowledge of Mixman, Mixman's use of its Proprietary Rights in its past, current and planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person has notified Mixman that it is claiming any ownership of or right to use any of Mixman's Proprietary Rights.

     (f)   Protection of Proprietary Rights.  Mixman has taken reasonable steps
           --------------------------------
necessary, customary or appropriate (including, entering into appropriate assignment, confidentiality and nondisclosure agreements with officers, directors, consultants, contractors, vendors, Employees, licensees and customers in connection with Mixman's Assets and Business) to safeguard and maintain Mixman's interest in the Intellectual Property used in Mixman's Business.

     3.21  Tax Matters.
           -----------

     (a)   Filing of Tax Returns.  Mixman has timely filed with the appropriate
           ---------------------
 taxing authorities all Tax Returns in respect of Taxes required to be filed prior to the date hereof. The Tax Returns filed are complete and accurate in all material respects. Mixman has not requested any extension of time within which to file Tax Returns in respect of any Taxes. Mixman has delivered to Beatnik complete and accurate copies of its respective federal, state and local Tax Returns for the years ended December 31, 1997 and 1998.

     (b)   Payment of Taxes.  All Taxes due from Mixman, or for which it could
           ----------------
be liable, in respect of periods beginning before the Closing Date have been timely paid or an adequate reserve has been established therefor, and Mixman has no material Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Mixman is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

     (c)   Audits, Investigations or Claims.  There are no pending or, to the
           --------------------------------
knowledge of Mixman, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of Mixman, and there are no matters under discussion with any governmental authorities, or known to Mixman, with respect to Taxes that are likely to result in an additional Liability for Taxes. No extension of a statute of limitations relating to Taxes is in effect with respect to Mixman.

     (d)   Lien.  There are no Encumbrances for Taxes (other than for current
           ----
Taxes not yet due and payable) on any of Mixman's Assets.

     (e)   Prior Affiliated Groups.  Mixman has never been a member of an
           -----------------------
affiliated group of corporations within the meaning of Section 1504 of the Code.

     (f)   Tax Sharing Agreements.  There are no Tax-sharing agreements or
           ----------------------
similar arrangements (including indemnity arrangements) with respect to or involving Mixman, and, after the Closing Date, Mixman shall not be bound by any such Tax-sharing agreements or similar arrangements (entered into prior to the Closing) or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

     (g)   Partnerships.  Mixman does not have an interest in and is not subject
           ------------
 to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes.

     (h)   Foreign Person.  For purposes of withholding under Section 1445 of
           --------------
the Code, Mixman is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

     (i)   U.S. Real Property Holding Corporation.  Mixman is not and has never
           --------------------------------------
been a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

     (j)   No Withholding.  The transaction contemplated herein is not subject
           --------------
to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

     3.22  Insurance.  Section 3.22 of the Mixman Disclosure Schedule contains a
           ---------
complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which Mixman is the owner, insured or beneficiary. Such policies are sufficient for (i) compliance with any insurance requirements imposed by applicable Regulations and any of the Mixman Contracts,
(ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to Mixman's conduct of its Business and (iii) providing replacement cost insurance coverage for all of its material Assets, Fixtures and Equipment and all material leasehold improvements. Mixman is not in default under any of such policies or binders, and it has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Mixman upon which an insurer might reasonably be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Mixman through the Closing Date.

     3.23  Accounts Receivable.  The accounts and notes receivable reflected in
           -------------------
the Mixman Balance Sheet, and all accounts or notes receivable arising since the Mixman Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. To the knowledge of Mixman, all such receivables are fully collectible in the ordinary course of business.

     3.24  Inventory.  The value at which the Inventory is shown on the
           ---------
Mixman Balance Sheet has been determined in accordance with the normal valuation policy of Mixman, consistently applied and in accordance with GAAP. The Inventory of Mixman consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of Mixman's Business.

     3.25  Environmental Matters.  To the knowledge of Mixman, Mixman is
           ---------------------
not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the knowledge of Mixman, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.26  Brokers; Transaction Costs.  Mixman has not entered into and will
           --------------------------
not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Beatnik to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     3.27  "Market Stand-Off" Agreement.  Each Mixman shareholder, option holder
            ---------------------------
and warrant holder is bound by an agreement that such shareholder, option holder or warrant holder will not, to the extent requested by Mixman or any successor thereof, or an underwriter of securities of Mixman or any successor thereof, sell or otherwise transfer or dispose of such shareholder's, option holder's or warrant holder's Mixman shares (or any shares issued in exchange therefore) (with certain exceptions for transfers to donees or partners of the shareholder who agree to be similarly bound) for up to one hundred eigthty (180) days following the effective date of a registration statement filed under the Securities Act; provided that such agreement shall be applicable only to the first such registration statement of Mixman or any successor thereof, which covers securities to be sold on its behalf to the public in an underwritten offering; and provided further, that all officers and directors of Mixman or any successor thereof, and all the holders of more than one percent (1%) of the Common Stock of Mixman or any successor thereof, enter into similar agreements.

                                   ARTICLE 4
                                   ---------

                   REPRESENTATIONS AND WARRANTIES OF BEATNIK
                   -----------------------------------------

     Except as set forth on the disclosure letter supplied by Beatnik and attached to this Agreement as Annex 4 (the "Beatnik Disclosure Schedule"), Beatnik and Merger Sub represent and warrant to Mixman as follows:

     4.1   Organization of Beatnik.  Each of Beatnik and Merger Sub is a
           -----------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Beatnik and Merger Sub has full corporate power and authority to conduct its Business as it is presently being conducted and to own or lease, as applicable, its Assets. Each of Beatnik and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its Business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect on Beatnik and Merger Sub.

     4.2   Capitalization of Beatnik and Merger Sub.
           ----------------------------------------

     (a) There are 40,000,000 shares of Beatnik Common Stock authorized under Beatnik's Restated Articles, 7,065,109 of which were issued and outstanding as of September 17, 1999, and 25,530 shares of which were reserved for issuance pursuant to certain of the Beatnik warrants. There are 3,709,971 shares of Beatnik Series A Preferred Stock authorized under its Restated Articles, all of which are issued and outstanding. Each share of Beatnik Series A Preferred Stock is convertible into 1.0 share of Beatnik Common Stock. There are 1,309,523 shares of Beatnik Series B Preferred Stock authorized under its Restated Articles, all of which are issued and outstanding. Each share of Beatnik Series B Preferred Stock is convertible into 1.0 share of Beatnik Common Stock. There are 10,500,000 shares of Beatnik Series C Preferred Stock authorized under its Restated Articles, 9,439,991 of which were issued and outstanding as of September 17, 1999, and 333,888 shares of which were reserved for issuance pursuant to certain of the Beatnik Warrants. Each share of Beatnik Series C Preferred Stock is convertible into 1.0 share of Beatnik Common Stock. As of the Closing there will be such number of shares of Beatnik Series D-1 Preferred Stock and Beatnik Series D-2 Preferred Stock authorized under Beatnik's Restated Articles as are necessary for the conversion of the Mixman Preferred Stock, none of which will be issued and outstanding prior to the Closing. There are additional shares of Beatnik Preferred Stock authorized under its Restated Articles, none of which are designated, issued and outstanding. Beatnik has no other stock authorized, issued or outstanding.

     (b) As of September 17, 1999, 2,076,688 shares of Beatnik Common Stock were reserved for issuance upon the exercise of outstanding Beatnik Options, and 59,346 shares of Beatnik Common Stock were available for future grant of options under the Beatnik Option Plan.

     (c) Except for the shares of Beatnik Preferred Stock, Beatnik Warrants and Beatnik Options referred to above, there are no options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Beatnik outstanding as of September 17, 1999.

     (d) All outstanding shares of Beatnik Stock are, and any shares of Beatnik Stock issued upon conversion of any shares of Beatnik Preferred Stock or exercise and/or conversion of any Beatnik Options or Beatnik Warrants will be upon conversion or exercise in accordance with the terms of the applicable instrument, duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights. All outstanding shares of Beatnik Stock, Beatnik Options and Beatnik Warrants have been issued in compliance with all federal and state corporate and securities laws. There are no bonds, debentures, notes or other indebtedness of Beatnik having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Beatnik may vote. Except as set forth above and as provided in Beatnik's Restated Articles, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, arrangements, obligations or undertakings of any kind to which Beatnik is a party, or by which Beatnik is bound, obligating Beatnik to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Beatnik or securities convertible or exchangeable thereafter or obligating Beatnik to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, arrangement, obligation or undertaking. There are not any outstanding contractual obligations requiring Beatnik to repurchase, redeem or otherwise acquire any shares of capital stock of Beatnik.

     (e) There are 1,000 shares of Common Stock authorized under Merger Sub's Articles of Incorporation, all of which were issued and outstanding as of September 17, 1999. Except for the shares of Merger Sub Common Stock referred to above, there are no options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Merger Sub outstanding as of September 17, 1999. All outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights.

     4.3   Authorization.  Each of Beatnik and Merger Sub has all necessary
           -------------
corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each of Beatnik and Merger Sub, and this Agreement is, and upon execution and delivery of each of the Ancillary Agreements to which Beatnik or Merger Sub is a party, will be, a legal, valid and binding obligation of Beatnik or Merger Sub, as the case may be, enforceable against Beatnik or Merger Sub in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

     4.4   Officers and Directors.  Section 4.4 of the Beatnik Disclosure
           ----------------------
Schedule contains a true, correct and complete list of all the officers and directors of Beatnik and all the officers and directors of Merger Sub.

     4.5   Subsidiaries, Etc. Beatnik does not own or hold any equity interest
           ------------------
of any kind in any Person other than Merger Sub. Merger Sub does not own or hold any equity interest of any kind in any other Person.

     4.6   Title to Assets.  Except as set forth in Section 4.6 of the Beatnik
           ---------------
Disclosure Schedule, Beatnik has good and marketable fee simple title to its Assets, and none of its Assets are subject to any Encumbrances. Merger Sub has no material assets or liabilities.

     4.7   Sufficiency of Assets.  The Assets of Beatnik constitute all of the
           ---------------------
assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of Beatnik's Business as it is presently conducted.

     4.8   Contracts.
           ---------

     (a) Disclosure. Section 4.8 of the Beatnik Disclosure Schedule sets forth a complete and accurate list of all of Beatnik's Contracts of the following categories:

          (i)    Contracts not made in the ordinary course of business;

          (ii)   Manufacturing or joint development agreements;

          (iii) License agreements or royalty agreements, whether Beatnik is the licensor or licensee thereunder, other than license agreements pursuant to which Beatnik licenses its intellectual property to third parties in the ordinary course of its business;

          (iv) Confidentiality and non-disclosure agreements (whether Beatnik is the beneficiary or the obligated party thereunder);

          (v) Contracts made with independent contractors pursuant to which Beatnik has retained such contractor to engage in research relating to the development of products for Beatnik's business;

          (vi) Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $50,000 after the date hereof or otherwise material to Beatnik's Business or Assets;

          (vii) Contracts or commitments relating to commission arrangements with others, other than agreements with Beatnik personnel entered into by Beatnik in the ordinary course of its business;

          (viii) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of Beatnik or (B) that will result in the payment or the creation of any Liability to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

          (ix) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Beatnik shall be the borrower, lender or guarantor thereunder (excluding credit provided by Beatnik in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

          (x) Contracts containing covenants limiting the freedom of Beatnik or any officer, director, Employee or Affiliate of Beatnik, to engage in any line of business that relates directly or indirectly to Beatnik's Business or compete with any person in a business that relates directly or indirectly to Beatnik's Business;

          (xi) Contracts that relate to corporate governance, voting on transfer of equity securities, registration of securities under the Securities Act or that grants any redemption or pre-emptive rights; and

          (xii)  Any other Contract material to Beatnik's Business or Assets.

True, correct and complete copies of all of the Contracts listed in Section 4.8 of the Beatnik Disclosure Schedule (the "Beatnik Scheduled Contracts"), including all amendments and supplements thereto, have been delivered to Mixman.

     (b) Absence of Defaults. All of the Beatnik Scheduled Contracts are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of Beatnik, threatened) Default or dispute. Beatnik has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of the Beatnik Scheduled Contracts. To the knowledge of Beatnik, all parties to the Beatnik Scheduled Contracts have complied in all material respects with the provisions thereof and no party is in Default thereunder. No notice of any claim of Default with respect to the Beatnik Scheduled Contracts has been given to Beatnik. Beatnik has no reason to believe that the products or services called for by any executory Beatnik Scheduled Contract cannot be supplied in accordance with the terms of such Beatnik Scheduled Contract, including time specifications, and no reason to believe that any unfinished Beatnik Scheduled Contract will, upon performance by Beatnik, result in a loss to Beatnik.

     4.9   No Conflict or Violation; Consents.  None of the execution, delivery
           ----------------------------------
or, subject to the approval and adoption of this Agreement and approval of the Merger by Beatnik's or Merger Sub's shareholders, performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Beatnik or Merger Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of their respective governing documents, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of their respective Assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Beatnik or Merger Sub is a party or by which Beatnik or Merger Sub is bound or to which any of its Assets are subject where the occurrence of any of the above described events or circumstances, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Beatnik, or
(c) violate any applicable Regulation or Court Order. Except for (i) the proper filing and certification by the proper authorities of the Agreement of Merger,
(ii) notice to and approval of

Beatnik's and Merger Sub's shareholders to the adoption of this Agreement and the Merger as may be required under the CCC, and (iii) such filings as may be required to comply with federal and state securities laws, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Beatnik or Merger Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     4.10  Financial Statements; Books and Records.
           ---------------------------------------

     (a) The Beatnik Financial Statements, which are attached hereto as Annex 5, are complete and fairly present its assets, liabilities and financial condition and results of operations indicated thereby.

     (b) Beatnik maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of Beatnik's financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (c) Beatnik has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in its normally maintained Books and Records.

     4.11  Absence of Certain Changes or Events.  Since the Beatnik Balance
           ------------------------------------
Sheet Date there has not been any:

     (a)   event resulting in a Material Adverse Effect on Beatnik;

     (b) failure by Beatnik to operate its Business in the ordinary course so as to use its commercially reasonable efforts to preserve its Business intact and to preserve the continued services of its Employees and the goodwill of suppliers, customers and others having business relations with Beatnik or its Representatives;

     (c) resignation or termination of any officer of Beatnik, or any increase in the rate of compensation payable or to become payable to any officer or director of Beatnik, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit outside the ordinary course of business of Beatnik to, any such Person;

     (d) sale, transfer or lease of any properties or Assets of Beatnik to, or entrance by Beatnik into of any Contract with, any Related Party;

     (e) sale, assignment, license, transfer or encumbrance of any of Beatnik's Assets tangible or intangible, where the value of an individual item exceeds $25,000 or where the value of an aggregate of similar items exceeds $50,000, other than sales of products and services in the ordinary course of business and consistent with past practice;

     (f)   change in accounting methods or practices by Beatnik;

     (g) revaluation by Beatnik of any of its Assets, including writing off notes or accounts receivable other than for which adequate reserves have been established;

     (h) damage, destruction or loss (whether or not covered by insurance) which resulted in a Material Adverse Effect on Beatnik;

     (i) declaration, setting aside or payment of dividends or distributions in respect of any stock of Beatnik or any redemption, purchase or other acquisition of any of Beatnik's equity securities;

     (j) cancellation of any indebtedness or waiver of any rights of substantial value to Beatnik, except in the ordinary course of business and consistent with past practice;

     (k) indebtedness incurred by Beatnik for borrowed money or any commitment to borrow money entered into by Beatnik, or any loans made or agreed to be made by Beatnik;

     (l) Liability incurred by Beatnik except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

     (m) payment, discharge or satisfaction of any Liabilities of Beatnik other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Beatnik Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Beatnik Balance Sheet Date;

     (n) acquisition of any equity interest in any other Person other than Merger Sub; or

     (o)   agreement by Beatnik to do any of the foregoing.

     4.12  Liabilities.  Neither Beatnik nor Merger Sub has any Liabilities or
           -----------
obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and properly reserved against in the Beatnik Balance Sheet,
(ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Beatnik Balance Sheet Date (all of which liabilities do not exceed $100,000 in the aggregate) and (iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP).

     4.13  Litigation.  There are no Actions pending or, to the knowledge of
           ----------
of Beatnik, threatened or anticipated (i) against, relating to or affecting Beatnik or Merger Sub, any of their Assets or any of their officers and directors as such, (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Beatnik or Merger Sub from consummating the transactions contemplated hereby. No
Action, if adversely determined against Beatnik or Merger Sub, their directors or officers, or any other Person could reasonably be expected to result in a loss to Beatnik or Merger Sub, individually or in the aggregate, in excess of $50,000. To the knowledge of Beatnik or Merger Sub, there is no reasonable basis for any Action, which if adversely determined against Beatnik or Merger Sub, their directors or officers, or any other Person could reasonably be expected to result in a loss to Beatnik or Merger Sub, individually or in the aggregate, in excess of $50,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Beatnik or Merger Sub, their Business or any of their Assets. There are no Court Orders or agreements with, or liens by, any governmental authority relating to any environmental laws which regulate, obligate, bind or in any way affect Beatnik, Merger Sub, their Business or any of their Assets.

     4.14  Labor Matters
           -------------

     (a) Beatnik is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make Beatnik conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of Beatnik. There is no unfair labor practice charge or complaint against Beatnik pending before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other federal, state or local governmental agency arising out of Beatnik's activities, and Beatnik has no knowledge of any facts or information which would give rise thereto. To the knowledge of Beatnik there is no labor strike or labor disturbance pending or threatened against Beatnik nor is any grievance currently being asserted against it. Beatnik has not experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of Beatnik, threatened between Beatnik and any of its Employees, and Beatnik is not aware of any facts which could reasonably result in any such controversy.

     (b) Beatnik is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and is not engaged in any unfair labor practice. Beatnik is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

     4.15  Employee Benefit Plans
           ----------------------

     (a) Section 4.15(a) of the Beatnik Disclosure Schedule contains a list of a Pension Plans, "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans maintained or contributed to by Beatnik or any person or entity that, together with Beatnik, is treated as a Commonly Controlled Entity for the benefit of any current or former officers, directors or employees of Beatnik. Beatnik has made available to Beatnik true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 required to be filed with the IRS with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan.

Each Benefit Plan has been administered in accordance with its terms, except where the failure to so administer would not, individually or in the aggregate, have a Material Adverse Effect on Beatnik. Beatnik and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code, except for instances of possible noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on Beatnik.

     (b) Each of the Pension Plans has been the subject of a determination letter (or its equivalent) from the IRS to the effect that such Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter (or its equivalent) has been revoked nor has any event occurred since the date of its most recent determination letter (or its equivalent) or application therefor that would adversely affect its qualification or materially increase its costs.

     (c) Neither Beatnik nor any Commonly Controlled Entity of Beatnik has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

     (d) Beatnik has made available to Mixman a list of all options to purchase shares of Beatnik Common Stock issued under the Beatnik Option Plan outstanding as of September 17, 1999, indicating for each such option (i) the number of shares issuable, (ii) the number of vested shares, (iii) the date of expiration and (iv) the exercise price.

     (e) No director, officer or employee of Beatnik will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     4.16  Transactions with Related Parties. To the knowledge of Beatnik and
           ---------------------------------
Merger Sub, no Related Party has (a) borrowed or loaned money or other property to Beatnik or Merger Sub which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against Beatnik or Merger Sub or (c) has any interest in any property used by Beatnik or Merger Sub used in their Businesses.

     4.17  Compliance with Law. Beatnik has conducted its Business in material
           -------------------
compliance with all applicable Regulations and Court Orders. Beatnik has not received any notice to the effect that, or has otherwise been advised that, Beatnik is not in compliance with any such Regulations or Court Orders, and Beatnik does not have any reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

     4.18  Intellectual Property.
           ---------------------

     (a)   General. Section 3.20 of the Beatnik Disclosure Schedule sets forth
           -------
with respect to Beatnik's Proprietary Rights: (i) for each patent and patent application, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, trade name or service mark, whether or not registered, the date first used, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered, (iv) for each mask work, whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration and (v) all such Proprietary Rights in the form of licenses. True and correct copies of all Proprietary Rights (including all pending applications and application related documents and materials) owned, controlled or used by or on behalf of Beatnik or in which Beatnik has any interest whatsoever have been provided to Beatnik.

     (b)   Adequacy. To its knowledge Beatnik's Proprietary Rights are all those
           --------
necessary for the normal conduct of its Business as presently conducted and as presently contemplated, including the design, manufacture and sale of all products currently under development, planned for development or in production.

     (c)   Royalties and Licenses. To its knowledge Beatnik has no obligation to
           ----------------------
compensate any Person for the use of any of its Proprietary Rights necessary to conduct its Business as presently conducted nor has Beatnik granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not, except for license arrangements pursuant to which Beatnik licenses its Intellectual Property to third parties in the ordinary course of its business.

     (d)   Ownership. To its knowledge Beatnik owns or has a valid right to use
           ---------
its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of Beatnik by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

     (e)   Absence of Claims.  Beatnik has not received notice of (A) alleged
           -----------------
invalidity with respect to any of Beatnik's Proprietary Rights or (B) alleged infringement of any rights of others due to any activity by Beatnik. To the knowledge of Beatnik, Beatnik's use of its Proprietary Rights in its past, current and planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person has notified Beatnik that it is claiming any ownership of or right to use any of Beatnik's Proprietary Rights.

     (f)   Protection of Proprietary Rights. Beatnik has taken reasonable steps
           --------------------------------
necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with Beatnik's Assets and Business) to safeguard and maintain Beatnik's interest in the Intellectual Property used in Beatnik's Business.

     4.19  Tax Matters.
           -----------

     (a)   Filing of Tax Returns.  Beatnik has timely filed with the appropriate
           ---------------------
taxing authorities all Tax Returns in respect of Taxes required to be filed prior to the date hereof. The Tax Returns filed are complete and accurate in all material respects. Beatnik has not requested any extension of time within which to file Tax Returns in respect of any Taxes. Beatnik has delivered to Beatnik complete and accurate copies of its respective federal, state and local Tax Returns for the years ended December 31, 1997 and 1998.

     (b)   Payment of Taxes. All Taxes due from Beatnik, or for which it could
           ----------------
be liable, in respect of periods beginning before the Closing Date have been timely paid or an adequate reserve has been established therefor, and Beatnik has no material Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Beatnik is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

     (c)   Audits, Investigations or Claims.  There are no pending or, to the
           --------------------------------
knowledge of Beatnik, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of Beatnik, and there are no matters under discussion with any governmental authorities, or known to Beatnik, with respect to Taxes that are likely to result in an additional Liability for Taxes. No extension of a statute of limitations relating to Taxes is in effect with respect to Beatnik.

     (d)   Lien. There are no Encumbrances for Taxes (other than for current
           ----
Taxes not yet due and payable) on any of Beatnik's Assets.

     (e)   Prior Affiliated Groups. Beatnik has never been a member of an
           -----------------------
affiliated group of corporations within the meaning of Section 1504 of the Code.

     (f)   Tax Sharing Agreements. There are no Tax-sharing agreements or
           ----------------------
similar arrangements (including indemnity arrangements) with respect to or involving Beatnik, and, after the Closing Date, Beatnik shall not be bound by any such Tax-sharing agreements or similar arrangements (entered into prior to the Closing) or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

     (g)   Partnerships. Beatnik does not have an interest in and is not subject
           ------------
to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes.

     (h)   Foreign Person. For purposes of withholding under Section 1445 of the
           --------------
Code, Beatnik is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

     (i)   U.S. Real Property Holding Corporation. Beatnik is not and has never
           --------------------------------------
been a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

     (j)   No Withholding. The transaction contemplated herein is not subject to
           --------------
the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

     4.20  Insurance. Section 4.20 of the Beatnik Disclosure Schedule contains a
           ---------
complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which Beatnik is the owner, insured or beneficiary. Such policies are sufficient for (i) compliance with any insurance requirements imposed by applicable Regulations and any of the Beatnik Contracts,
(ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to Beatnik's conduct of its Business and (iii) providing replacement cost insurance coverage for all of its material Assets, Fixtures and Equipment and all material leasehold improvements. Beatnik is not in default under any of such policies or binders, and it has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Beatnik upon which an insurer might reasonably be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Beatnik through the Closing Date.

     4.21  Accounts Receivable. The accounts and notes receivable reflected in
           -------------------
the Beatnik Balance Sheet, and all accounts or notes receivable arising since the Beatnik Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. To the knowledge of Beatnik, all such receivables are fully collectible in the ordinary course of business.

     4.22  Inventory. The value at which the Inventory is shown on the
           ---------
Beatnik Balance Sheet has been determined in accordance with the normal valuation policy of Beatnik consistently applied in accordance with GAAP. The Inventory consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of Beatnik's Business.

     4.23  Environmental Matters. To the knowledge of Beatnik and Merger Sub,
           ---------------------
neither Beatnik nor Merger Sub is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the knowledge of Beatnik and Merger Sub, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     4.24  Brokers; Transaction Costs. Neither Beatnik nor Merger Sub has
           --------------------------
entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Beatnik or Merger Sub to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     4.25  "Market Stand-Off" Agreement. Each Beatnik shareholder, option holder
           ----------------------------
and warrant holder is bound by an agreement that such shareholder, option holder or warrant holder will not, to the extent requested by Beatnik or an underwriter of securities of Beatnik, sell or otherwise transfer or dispose of such shareholder's, option holder's or warrant holder's Beatnik shares (or any shares issued in exchange therefore) (with certain exceptions for transfers to donees or partners of the shareholder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement filed under the

Securities Act; provided that such agreement shall be applicable only to the first such registration statement of Beatnik which covers securities to be sold on its behalf to the public in an underwritten offering; and provided further, that all officers and directors of Beatnik and all the holders of more than one percent (1%) of the Common Stock of Beatnik enter into similar agreements.

                                   ARTICLE 5
                                   ---------

                   ACTIONS BY MIXMAN, BEATNIK AND MERGER SUB
                   -----------------------------------------
                  PRIOR TO THE CLOSING; ADDITIONAL AGREEMENTS
                  -------------------------------------------

     Mixman, Beatnik and Merger Sub covenant as follows for the period from the date hereof through the Closing Date:

     5.1   Conduct of Mixman's Business. From the date hereof through the
           ----------------------------
Closing, Mixman shall, except as contemplated by this Agreement, or as consented to by Beatnik in writing, which consent shall not be unreasonably withheld, operate Mixman's Business in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, Mixman shall not, except as specifically contemplated by this Agreement or as consented to by Beatnik in writing:

     (a) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person;

     (b) issue (except pursuant to outstanding Mixman Options, Mixman Warrants or Mixman Convertible Debt) or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock, except for options granted to newly hired employees in the ordinary course of business under existing plans that are reserved for issuance as of the Mixman Balance Sheet Date;

     (c) pay or incur any obligation to pay any dividend on its capital stock or make or incur any obligation to make any distribution or redemption with respect to capital stock;

     (d)   make any change to Mixman's Articles of Incorporation or Bylaws;

     (e) mortgage, pledge or otherwise encumber any of Mixman's Assets or sell, transfer, license or otherwise dispose of any of Mixman's material Assets except for the sales and licensing of Mixman's products and services in the ordinary course of business and consistent with past practice;

     (f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it, except in the ordinary course of business and consistent with past practice;

     (g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

     (h) terminate any material Contract or make any material change in any material Contract;

     (i) hire any new Employee, enter into or modify any employment Contract, pay or agree to pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and consistent with past practice, pay or agree to pay any bonus, incentive compensation, service award or other like benefit except for options granted to newly hired employees in the ordinary course of business under existing plans that are reserved for issuance as of the Mixman Balance Sheet Date, or enter into or modify any other Employee Plan;

     (j) enter into or modify any Contract with a Related Party or enter into or modify any Contract that is a license agreement (other than standard end user license agreements), OEM agreement or "bundling" agreement or that is otherwise material;

     (k) make any change in any method of accounting or accounting practice except as may be required by GAAP;

     (l) fail to pursue the development and introduction of new products and technology advances in connection with its Business on a basis consistent with past practice;

     (m) fail to comply with all Regulations applicable to Mixman's Assets and Business consistent with past practices;

     (n) fail to use its commercially reasonable efforts to (i) maintain Mixman's Business, (ii) retain the Employees so that such Employees will remain available to Beatnik on and after the Closing Date, (iii) maintain existing relationships with suppliers and customers and others having business dealings with Mixman and (iv) otherwise to preserve the goodwill of its Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

     (o) do any other act which would cause any representation or warranty of Mixman in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice.

5.2  Conduct of Beatnik's Business. From the date hereof through the Closing,
     -----------------------------
Beatnik shall, except as contemplated by this Agreement or as consented to by Mixman in writing, which consent shall not be unreasonably withheld, operate Beatnik's Business in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, Beatnik shall not, except as specifically contemplated by this Agreement or as consented to by Mixman in writing or, with respect to clauses (a) and (b), without notifying Mixman in writing:

     (a) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person, without notifying Mixman except for the credit line currently under negotiation.

     (b) cancel, release or assign any indebtedness owed to it or any claims or rights held by it, except in the ordinary course of business and consistent with past practice without notifying Mixman;

     (c) issue (except pursuant to outstanding options, warrants or preferred stock) or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock, except for option grants to newly hired employees in the ordinary course of business under existing plans that are reserved for issuance as of the Beatnik Balance Sheet Date;

     (d) pay or incur any obligation to pay any dividend on its capital stock or make or incur any obligation to make any distribution or redemption with respect to capital stock;

     (e) make any change to Beatnik's Restated Articles or Bylaws, except as necessary to permit the creation and issuance of the Merger Shares;

     (f) mortgage, pledge or otherwise encumber any of Beatnik's material Assets or sell, transfer, license or otherwise dispose of any of its material Assets except for encumbrances of Assets and sales and licenses of products and services in the ordinary course of business and consistent with past practice and except for the lease line that Beatnik is currently negotiating;

     (g) make any change in any method of accounting or accounting practice except as may be required by GAAP;

     (h) make any investment of a capital nature in excess of $100,000, either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

     (i) terminate any material Contract or make any material change in any material Contract;

     (j) enter into or modify any employment Contract, pay or agree to pay any compensation to or for any Employee, officer or director, in each case other than in the ordinary course of business and consistent with past practice, pay or agree to pay any bonus, incentive compensation, service award or other like benefit, except for option grants to newly hired employees in the ordinary course of business under existing plans, or enter into or modify any other Employee Plan other than the creation of a 401(k) Plan;

     (k)   enter into or modify any Contract with a Related Party; or

     (l) knowingly do any other act which would cause any representation or warranty of Beatnik in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice.

     5.3   Investigations. Subject to the Confidentiality Agreement, from the
           --------------
date hereof through the Closing Date, Mixman shall, and shall cause its officers, Employees and Representatives to, and Beatnik shall, and shall cause its officers, Employees, Representatives and Merger Sub to, afford the Representatives of the other party and its affiliates access upon reasonable notice and at all reasonable times to its respective Business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, books and records, Contracts and other Assets, and shall furnish the other party and its Representatives, upon reasonable notice and in a timely manner, all financial, operating and other data and information (including with respect to Intellectual Property) as the other party or its affiliates, through their respective Representatives, may reasonably request.

     5.4   Notification of Certain Matters. Each party shall give prompt notice
           -------------------------------
to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Mixman shall promptly notify Beatnik, and Beatnik shall promptly notify Mixman, of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in a Material Adverse Effect on Beatnik or Mixman, as the case may be.

     5.5   No Mergers, Consolidations, Sale of Stock, Etc.; No Solicitation.
           ----------------------------------------------------------------

     (a) Between the date hereof and the Effective Time, neither Mixman nor any Representative thereof, shall directly or indirectly, solicit, initiate, engage in or encourage any inquiries, offers or proposals, enter into or continue or otherwise facilitate (by, among other things, affording access to the properties, books or records of Mixman) any discussions, negotiations or agreements relating to (i) the acquisition, merger or other business combination of Mixman with, or the direct or indirect disposition (by sale, license or otherwise, including the licensing of source code) of a substantial portion of Mixman's Assets or Business to, any Person other than Beatnik or its Affiliates,
(iii) the licensing of Mixman's Intellectual Property to any Person other than in the ordinary course of business consistent with past practice or (iv) the provision of any assistance, cooperation or nonpublic information to any Person in connection with any such inquiry, proposal or transaction. In the event an acquisition, merger, other business combination or sale of assets proposal is received by Mixman, Mixman shall (i) promptly notify any such offeror that neither it nor its Assets are available for purchase or merger, (ii) shall promptly notify Beatnik of any such proposal and provide full details, and (iii) shall promptly provide to Beatnik any written materials relating in any manner to any such proposal. Nothing in this Section 5.5(a) shall be interpreted or applied to require Mixman or any representative thereof to violate their fiduciary duties to the Mixman Shareholders.

     (b) Neither Beatnik, Mixman nor any Representative thereof, shall directly or indirectly, take any action or permit any shareholder of Beatnik or Mixman to take any action involving the solicitation for hire or the offering of inducements or encouragement to any employee of the other party to leave his or her employment with such party from the date hereof until February 28, 2001.

     5.6   Publicity. Except as required by law or on advice of counsel, none
           ---------
of Mixman, Beatnik or Merger Sub shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other party, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the Closing Date.

     5.7   Fairness Hearing; Joint Proxy Statement.
           ---------------------------------------

     (a) As soon as reasonably practicable following the execution of this Agreement, Beatnik and Mixman shall prepare the necessary documentation for, and Beatnik shall apply to obtain, a permit (a "California Permit") from the Commissioner of Corporations of the State of California (after a hearing before such Department) pursuant to Section 25121 of the California Corporate Securities Law of 1968 (the "California Statute"), so that the issuance of Beatnik Common Stock and Beatnik Merger Preferred Stock and the assumption of Mixman Options and the conversion of the Mixman Convertible Debt in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act and the registration requirements of the CCC. Mixman and Beatnik will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practical after such filing. If Beatnik fails to obtain the California Permit, Beatnik and Mixman shall use commercially reasonable efforts to identify and satisfy an alternative exemption from the registration requirements of the Securities Act and Beatnik will grant the Mixman shareholders registration rights in order that the Mixman shareholders might have, as nearly as practicable, the same opportunity to sell their Beatnik shares as Beatnik preferred shareholders who invested at similar times or rendered services over a comparable period. As promptly as practical after the date of this Agreement, Beatnik and Mixman shall prepare and make such filings as are required under applicable "blue sky" laws relating to the transactions contemplated by this Agreement.

     (b) Mixman shall take all actions necessary to submit, as promptly as practicable after the receipt of a California Permit, this Agreement and the transactions contemplated hereby, including without limitation the Merger, to its shareholders for approval and adoption, by a vote at a duly called shareholders meeting or by written consent, as provided by the CCC and Mixman's Articles of Incorporation and Bylaws. Beatnik shall take all actions necessary to submit, as promptly as practicable after receipt of a California Permit, this Agreement to its shareholders for approval, by a vote at a duly called shareholders meeting or by written consent, as provided by Beatnik's Restated Articles and Bylaws. In connection therewith, Beatnik and Mixman shall cooperate to prepare and deliver to their shareholders a proxy statement as required by law (the "Joint Proxy Statement"). Beatnik, Mixman and their respective counsels shall be afforded a reasonable opportunity to review and comment upon the materials to be submitted to the shareholders of Mixman and the shareholders of Beatnik, which shall include, without limitation, information regarding both Beatnik and Mixman, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of both Beatnik and Mixman in favor of the Merger, this Agreement and the transactions contemplated hereby. Mixman and Beatnik shall take all lawful action to solicit, and use commercially reasonable efforts to obtain, the necessary approvals of their respective shareholders.

     5.8   Board of Directors. Prior to the Effective Time, a sufficient number
           ------------------
of Sellers (as defined in Section 9.2 hereof) and Beatnik shareholders shall enter into a Voting Agreement in the form attached hereto as Exhibit F so as to cause the individuals named in the Voting Agreement to be elected as directors of Beatnik following the Effective Time as contemplated in such agreement.

     5.9   Option Grants. Prior to the Effective Time, Mixman shall grant
           -------------
Mixman Options to each of Eric Almgren and Joshua Gabriel (the "Founder Options"), to purchase a number of shares of Mixman Common Stock equal to the quotient of (A) 240,000, divided by (B) the Conversion Ratio, which Founder Options shall vest at the rate of 25% upon the first anniversary of the Effective Time and thereafter at the rate of 1/48th of the balance per month.

     5.10  Disclosure Schedule. Beatnik and Mixman shall provide the other
           -------------------
party with any changes to their Disclosure Schedules as such changes arise; provided any change shall not be deemed to be incorporated in any Disclosure Schedule without the written consent of the other party.

     5.11  Further Assurances. Upon the terms and subject to the conditions
           ------------------
contained herein, Beatnik, Merger Sub and Mixman agree, in each case both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to use their respective best efforts to cause the acquisition to qualify, and will not take any actions which to their knowledge could reasonably be expected to prevent the acquisition from qualifying, as a reorganization under the provisions of Section 368 of the Code,
(iii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iv) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable efforts (A) to obtain any necessary Consents (provided, however, that no amendment or modification shall be made to any Contract to obtain such Consent without Beatnik's consent), (B) to obtain all necessary Permits, (C) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (D) to fulfill all conditions to this Agreement.

                                   ARTICLE 6
                                   ---------

                      CONDITIONS TO MIXMAN'S OBLIGATIONS
                      ----------------------------------

     The obligations of Mixman to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Mixman, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1   Representations, Warranties and Covenants. All representations and
           -----------------------------------------
warranties of Beatnik and Merger Sub contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date except to the extent (i) any such failure to be so true and correct would not have a Material Adverse Effect on Beatnik, (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Beatnik as of such particular date), and Beatnik shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Time. For purposes of this Section 6.1, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in Beatnik's representations and warranties shall be disregarded. There shall be delivered to Mixman a certificate executed by Beatnik (i.e., signed by a senior officer of Beatnik on behalf of Beatnik) to the foregoing effect ("Beatnik Closing Certificate").

     6.2   Consents. All Consents, approvals and waivers from governmental
           --------
authorities and other parties necessary to permit consummation of the Merger as contemplated hereby and by the Ancillary Agreements (including, without limitation, the requisite vote or consent of the shareholders of Mixman and of the shareholders of Beatnik as required by the CCC, and by the parties' respective charter documents) shall have been obtained, all approvals required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and the parties shall have complied with all Regulations applicable to the transactions contemplated hereby and thereby.

     6.3   No Actions or Court Orders. No Action by any court, governmental
           --------------------------
authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to materially damage the shareholders of Mixman if the transactions contemplated hereby or thereby are consummated. There shall not be any Regulation or Court Order that makes the transactions contemplated hereby and by the Ancillary Agreements illegal or otherwise prohibited or which would have a Material Adverse Effect on Beatnik.

     6.4   Closing Documents. Beatnik shall have delivered to Mixman the
           -----------------
documents and other items described in Section 8.2.

     6.5   Opinion of Counsel. Mixman shall have received a corporate opinion
           ------------------
of Pillsbury Madison & Sutro LLP, counsel to Beatnik, dated as of the Closing Date, in form and substance customary to transactions similar to those contemplated by this Agreement.

     6.6   Material Adverse Effect. There shall not have been any Material
           -----------------------
Adverse Effect on Beatnik.

     6.7   Shareholder Approval; Dissenting Shares. This Agreement and the
           ---------------------------------------
Merger shall have been approved and adopted by the requisite vote or consent of the shareholders of Mixman and of the shareholders of Beatnik and Merger Sub as required by the CCC, and by the parties' respective charter documents, and the number of Dissenting Shares shall not exceed five (5%) of the number of shares of the capital stock of Beatnik to be outstanding immediately following the Effective Time.

     6.8   Voting Agreement. The requisite number of Sellers and Beatnik
           ----------------
shareholders shall have signed a Voting Agreement in the form attached hereto at Exhibit F.

     6.9   Amended and Restated Investors' Rights Agreement. The holders of
           ------------------------------------------------
Mixman Preferred Stock shall have become parties to the Amended and Restated Investors' Rights Agreement attached hereto as Exhibit A to be delivered pursuant to Section 7.5.

     6.10  Eric Almgren. Eric Almgren's title will be Senior Vice President
           ------------
and General Manager and he will initially report to Beatnik's Chief Executive Officer.

     6.11  Directors. Eric Almgren and Richard Asher shall have been elected
           ---------
as directors of Beatnik.

     6.12  Beatnik Restated Articles. Beatnik shall have filed the Beatnik
           -------------------------
Restated Articles with the California Secretary of State and such Beatnik Restated Articles shall be effective.

                                   ARTICLE 7
                                   ---------

                      CONDITIONS TO BEATNIK'S OBLIGATIONS
                      -----------------------------------

     The obligations of Beatnik and Merger Sub to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Beatnik, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1   Representations, Warranties and Covenants. All representations and
           -----------------------------------------
warranties of Mixman contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date except to the extent (i) any such failure to be so true and correct would not have a Material Adverse Effect on Mixman, (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Beatnik as of such particular date), and Mixman shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Time. For the purposes of this Section 7.1, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in Mixman's representations and warranties shall be disregarded. There shall be delivered to Beatnik a certificate executed by Mixman ("Mixman Closing Certificate") to the foregoing effect.

     7.2   Consents. All Consents, approvals and waivers from governmental
           --------
authorities and other parties necessary to permit consummation of the Merger as contemplated hereby and by the Ancillary Agreements and for the operation of Mixman's Business after the Closing (including all required third party consents under the Contracts) shall have been obtained. Beatnik shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and that the parties shall have complied with all Regulations applicable to the transactions contemplated hereby and thereby.

     7.3   Shareholder Approval; Dissenting Shares. This Agreement and the
           ---------------------------------------
Merger shall have been approved and adopted by the requisite vote or consent of the shareholders of Mixman and of the shareholders of Beatnik and Merger Sub as required by the CCC, and by the parties' respective charter documents, and the number of Dissenting Shares shall not exceed five (5%) of the number of shares of the capital stock of Beatnik to be outstanding immediately following the Effective Time.

     7.4   No Actions or Court Orders. No Action by any court, governmental
           --------------------------
authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to materially damage Beatnik, Mixman's Assets or Mixman's Business if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of Beatnik or Merger Sub to own, operate or transfer Mixman's Assets after the Closing. There shall not be any Regulation or Court Order that makes the transactions contemplated hereby and by the Ancillary Agreements illegal or otherwise prohibited or which would have a Material Adverse Effect on Mixman.

     7.5   Closing Documents. Mixman shall have delivered to Beatnik the
           -----------------
documents and other items described in Section 8.1.

     7.6   Opinion of Counsel. Beatnik shall have received a corporate opinion
           ------------------
of Fenwick & West LLP, counsel to Mixman, dated as of the Closing Date, in form and substance customary to transactions similar to those contemplated by this Agreement.

     7.7   Exemption under Federal and State Securities Laws. The issuance of
           -------------------------------------------------
shares of Beatnik Stock in the Merger shall not violate any federal or state securities laws.

     7.8   Escrow of Merger Shares. At or prior to the Effective Time, Mixman
           -----------------------
shall have executed and delivered the Escrow Agreement and shall have taken such other action as is necessary so that 10% of the Merger Shares are placed in escrow pursuant to the Escrow Agreement. The Merger Shares placed in escrow, subject to any claims asserted by Beatnik, shall be released from escrow pursuant to the terms of the Escrow Agreement on the first anniversary of the Closing Date.

     7.9   Material Adverse Effect. There shall not have been a Material
           -----------------------
Adverse Effect on Mixman.

     7.10  Amended and Restated Investors' Rights Agreement. The holders of
           ------------------------------------------------
Mixman Preferred Stock shall have become parties to the Amended and Restated Investors' Rights Agreement attached hereto as Exhibit A to be delivered pursuant to Section 7.5.

     7.11  Employment Agreements. At least a majority of those individuals
           ---------------------
employed by Mixman on the date hereof, including Eric Almgren and Joshua Gabriel, shall have (i) accepted offers of employment from Beatnik, (ii) executed offer letters delivered by Beatnik and returned the same to Beatnik and
(iii) taken no action to rescind such acceptances of employment.

Mixman will cooperate with reasonable requests of Beatnik in connection with the efforts of Beatnik to interview, recruit and hire the shareholders and employees of Mixman.

     7.12   Noncompetition Agreement. Each of Eric Almgren and Joshua Gabriel
            ------------------------
shall have executed Noncompetition Agreements in the form attached hereto at Exhibit D.

     7.13   Voting Agreement. The requisite number of Sellers and Beatnik
            ----------------
Shareholders shall have signed a Voting Agreement in the form attached hereto at Exhibit F.

     7.14   Amendments to Option Agreements. The option agreements and founders
            -------------------------------
restricted stock purchase agreement for each of Eric Almgren and Joshua Gabriel shall have been amended and be in form and substance reasonably satisfactory to Beatnik.

     7.15   Option Agreements. Each of Eric Almgren and Joshua Gabriel shall
            -----------------
have received option agreements to purchase that number of shares of Mixman Common Stock that is equal to 240,000 (which represents that number of shares of Beatnik Common Stock that will be subject to such options when they are assumed by Beatnik, as adjusted for stock dividends, stock splits and combinations) divided by the Conversion Ratio, and such option agreements shall be in form and substance reasonably satisfactory to Beatnik.

     7.16   Accounts Receivable. All accounts receivable of Mixman which have
            -------------------
been outstanding for more than ninety (90) days shall have been written off on Mixman's records.

     7.17   Contracts Consents. Mixman shall have delivered to Beatnik executed
            ------------------
consents to the Merger from the parties to the Mixman Contracts marked with an asterisk on item 3.11 of the Mixman Disclosure Schedule.

     7.18   Contracts Signed. Mixman shall have delivered to Beatnik fully
            ----------------
executed copies of the Mixman Contracts marked with a "+" on item 3.10 of the Mixman Disclosure Schedule. Such Mixman Contracts shall be in the same form as the unsigned copies provided to Beatnik prior to the execution of this Agreement.

     7.19   Market Stand-Off. Eric Almgren and Josh Gabriel shall have executed
            ----------------
Market Stand-Off Agreements substantially similar to the provisions of Section
2.15 of the Amended and Restated Investor's Rights Agreement.

     7.20   Due Diligence. Mixman shall have delivered to Beatnik all
            -------------
outstanding due diligence materials listed on Exhibit G, (the "Due Diligence Materials"); provided, however, that Beatnik in its sole and absolute
             --------  -------
discretion may waive such requirements for any and all Due Diligence Materials as it deems fit up until the time of Closing.

                                   ARTICLE 8
                                   ---------

                                    CLOSING
                                    -------

     On the Closing Date at the Closing Place:

     8.1   Deliveries by Mixman to Beatnik and Merger Sub. Mixman shall deliver
           ----------------------------------------------
(or cause to be delivered) to Beatnik and Merger Sub:

     (a) the Ancillary Agreements to which Mixman, the shareholders of Mixman or any employees of Mixman are a party;

     (b)   any Consents required to be obtained by Mixman;

     (c)   the Mixman Closing Certificate;

     (d) and such other documents, certificates and items as Beatnik or Merger Sub may reasonably require; and

     (e)   the opinion of counsel to Mixman described in Section 7.6.

     8.2   Deliveries by Beatnik and Merger Sub to Mixman. Beatnik and Merger
           ----------------------------------------------
Sub shall deliver to Mixman, and, as applicable, the shareholders of Mixman:

     (a)   the Ancillary Agreements to which Beatnik or Merger Sub is a party,

     (b)   any Consents required to be obtained by Beatnik or Merger Sub;

     (c)   the Beatnik Closing Certificate;

     (d) and such other documents, certificates and items as Mixman may reasonably require; and

     (e)   the opinion of counsel to Beatnik described in Section 6.5.

                                   ARTICLE 9
                                   ---------

                                INDEMNIFICATION
                                ---------------

     9.1   Survival of Representations, Etc. All statements contained in this
           ---------------------------------
Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive the Closing Date until (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein, may be asserted at any time before the date which shall be) the sooner of one year after the Closing Date and six months after Beatnik's initial public offering (the "Escrow Termination Date"). No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     9.2   Indemnification.
           ---------------

     (a)   General. Subsequent to the Closing, every shareholder of Mixman
           -------
immediately prior to the Closing (the "Sellers") shall, severally and not jointly, indemnify Beatnik, its Affiliates, and each of their respective partners, officers, directors, employees, shareholders and agents ("Beatnik Indemnified Parties") against, and hold each of the Beatnik Indemnified Parties harmless from, any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, response action, removal action or remedial action (collectively "Damages") incurred by such Beatnik Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Mixman contained in this Agreement which survives the Closing Date pursuant to Section 9.1.

     Subsequent to the Closing, Beatnik shall indemnify the Sellers, their Affiliates, and each of their respective partners, officers, directors, employees, shareholders and agents, as the case may be ("Mixman Indemnified Parties"), against, and hold each of the Mixman Indemnified Parties harmless from, any Damages incurred by such Mixman Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Beatnik contained in this Agreement which survives the Closing Date pursuant to
Section 9.1.

     The term "Damages" as used in this Section 9.2 is not limited to matters asserted by third parties against Mixman Indemnified Parties or Beatnik Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims.

     (b)   Procedure for Claims between Parties. Any Beatnik Indemnified Party
           ------------------------------------
or Mixman Indemnified Party (the "Indemnified Party") seeking indemnification hereunder shall, within the relevant limitation period for indemnification claims provided for in Section 9.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based provided that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure,

     (c) In the event that the indemnitee is a Beatnik Indemnified Party, all provisions set forth in Sections 9.2(b), 9.2(c) and 9.3 regarding notices to, or consents of, the Sellers shall be determined by the Seller Representative (as defined in the Escrow Agreement) and shall be binding upon all Sellers.

     The Indemnitor shall have fifteen (15) days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party or
(ii) to provide such Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "Dispute Notice"). Within fifteen (15) days after the giving of the Dispute Notice, a representative of Indemnitor and such Indemnified Party shall negotiate in a bona fide attempt to resolve the matter. In the event that the controversy is not resolved within thirty (30) days of the giving of the Dispute Notice, the parties shall proceed to binding arbitration as provided in Section 10.6.

     (d)   Defense of Third Party Claims. If any lawsuit or enforcement action
           -----------------------------
is filed against any Indemnified Party, written notice thereof shall be given to the other party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the other party demonstrates they were actually prejudiced by such failure. After such notice, if the other party shall acknowledge in writing to the Indemnified Party that they shall be obligated under the terms of their indemnity hereunder in connection with such lawsuit or action, or that they will defend such lawsuit or action under a reservation of rights, then they shall be entitled, if they so elect at their own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of their own choice to handle and defend the same unless the named parties to such action or proceeding include both the other party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the other party, in which event the Indemnified Party shall be entitled, at the other party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall cooperate in all reasonable respects with the other party and their attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers. If the other party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the notice of claim, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the other party) have the right to undertake, at the other party's cost, risk and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the other party; provided, however, that such claim shall not be compromised or settled without the written consent of the other party, which consent shall not be unreasonably withheld. If the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Seller Representative or Beatnik, as the case may be, reasonably informed of the progress of any such defense, compromise or settlement. The other party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal), and the other party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment.

     9.3   No Right of Contribution. After the Closing, no Seller shall have
           ------------------------
any right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of Mixman. The remedies set forth in this Article 9 shall be the Indemnified Parties' exclusive remedies. The exclusive remedy of Beatnik shall be to the Merger Shares under the Escrow Agreement. Notwithstanding anything to the contrary provided by this Agreement, including without limitation this Article 9, nothing in this Agreement shall be construed to restrict or otherwise affect any remedies based on causes of action for fraud or willful misconduct that may be available to the Indemnified Parties under this or any other agreement or pursuant to statutory or common law. Without limiting the generality of the foregoing, the Sellers and Beatnik shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this Article 9.

     9.4   Satisfaction of Claims; Threshold; Limitations on Indemnity.
           -----------------------------------------------------------

     (a) The Beatnik Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Beatnik Indemnified Parties in the aggregate exceed $25,000 (the "Damage Threshold"), at which time the Beatnik Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, and only such Damages, in excess of the Damage Threshold; provided, however, subject to Section 9.3 of this Agreement, in no event, other than in cases involving fraud or willful misconduct, shall such Sellers be liable pursuant to Article 9 to the Beatnik Indemnified Parties for any Damages in excess of the value of the shares held in escrow pursuant to Section 2.11.

     (b) The Mixman Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Mixman Indemnified Parties in the aggregate exceed the Damage Threshold, at which time the Mixman Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, and only such Damages, in excess of the Damage Threshold; provided, however, subject to Section 9.3 of this Agreement, in no event shall Beatnik be liable pursuant to this Article 9 to the Mixman Indemnified Parties for any Damages in excess of the value of the shares held in escrow pursuant to Section 2.11.

     The indemnification obligations of Sellers hereunder shall be satisfied by the distribution to the Beatnik Indemnified Party of Merger Shares held pursuant to the Escrow Agreement. To the extent an indemnification claim is brought by a Mixman Indemnified Party, such indemnification obligations shall be satisfied by either the transfer of shares of capital stock of Beatnik or the payment of cash to the Mixman Indemnified Party, at the election of the party owing such obligation. In the event that Beatnik or the Seller Representative elects to satisfy indemnification obligations by the transfer of shares of capital stock of Beatnik, such shares shall be valued as described in the Escrow Agreement.

                                  ARTICLE 10
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     10.1  Termination.
           -----------

     (a)   This Agreement may be terminated at any time prior to Closing:

           (i) By mutual written consent of Beatnik, Merger Sub and Mixman, whether or not the shareholders of Mixman and the shareholders of Beatnik and Merger Sub have approved and adopted this Agreement and the Merger;

           (ii) By Beatnik or Mixman if the Closing shall not have occurred on or before November 5, 1999, other than due to a breach of this Agreement by the party seeking to terminate;

           (iii) By Beatnik or Merger Sub if there is a material breach of any representation or warranty set forth in Article 3 or any covenant or agreement to be complied with or performed by Mixman under this Agreement (in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach) and such breach, if capable of cure, is not cured within fifteen (15) days after notice thereof, so long as any such breach is not caused by the action or inaction of Beatnik or Merger Sub; or

           (iv) By Mixman if there is a material breach of any representation or warranty set forth in Article 4 hereof or of any covenant or agreement to be complied with or performed by Beatnik or Merger Sub pursuant to the terms of this Agreement (in either case such that the conditions set forth in Section 6.1 would not be satisfied as of the time of such breach) and such breach, if capable of cure, is not cured within fifteen (15) days of notice thereof, so long as any such breach is not caused by the action or inaction of Mixman.

     (b)   In the event of termination of this Agreement:

           (i) The provisions of the Confidentiality Agreement shall continue in full force and effect; and

           (ii) No party hereto shall have any liability arising under this Agreement to any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the proper termination of this Agreement.

     10.2  Certain Securities Laws Matters. Mixman acknowledges and agrees that
           -------------------------------
(i) Beatnik's issuance of the Merger Shares will not have been registered under the Securities Act, (ii) such Merger Shares may need to be held indefinitely,
(iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 and/or Rule 145 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, if the shareholder is an "affiliate" of Beatnik, (v) if the Rule 144 and/or Rule 145 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act, (vi) a restrictive legend in the following form shall be placed on the certificates representing the Merger Shares held by affiliates of Mixman who become affiliates of Beatnik:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). AS LONG AS THE HOLDER OF THESE SECURITIES IS AN AFFILIATE OF THE ISSUER, THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT

     IN EFFECT WITH RESPECT TO THE SALE OF THESE SECURITIES UNDER THE SECURITIES ACT UNLESS THE OFFERING AND SALE ARE IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

(vii) restrictive legend in the following form shall be placed on the certificates representing the Merger Shares held by affiliates of Mixman who do not become affiliates of Beatnik:

     IF THE HOLDER OF THESE SECURITIES WAS AN AFFILIATE (AS DEFINED IN RULE 145 OF THE SECURITIES ACT) OF MIXMAN TECHNOLOGIES, INC. AT THE TIME THE TRANSACTION BETWEEN THE ISSUER AND MIXMAN TECHNOLOGIES, INC. WAS SUBMITTED FOR VOTE OR CONSENT, THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SALE OF THESE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE OFFERING AND SALE ARE IN COMPLIANCE WITH RULE 145(d) OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

and (viii) no restrictive legend regarding federal securities laws shall be placed on the certificates representing the Merger Shares held by persons who were not affiliates of Mixman.

     10.3  Assignment. Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by Mixman without the prior written consent of Beatnik and Merger Sub, or by Beatnik or Merger Sub without the prior written consent of Mixman.


     10.4  Notices. Unless otherwise provided herein, any notice, request,
           -------
instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

     If to Mixman:

           Mixman Technologies, Inc.
           850 Montgomery Street, Suite 350
           San Francisco, CA 94133-6120
           Fax: (415) 403-1388
           Attention: Chief Executive Officer

     With a copy to:

           Fenwick & West LLP
           Two Palo Alto Square
           Palo Alto, CA 94306
           Fax: (650) 494-1417
           Attention:  Susan Dunn

     If to Beatnik or, if after the Closing, to the Surviving Corporation:

           Beatnik, Inc.
           2600 El Camino Real
           San Mateo, CA 94403
           Fax: (650) 295-2333
           Attention:  Chief Executive Officer

     With a copy to:

           Pillsbury Madison & Sutro LLP
           2550 Hanover Street
           Palo Alto, CA 94304
           Fax: (650) 233-4545
           Attention: Allison Leopold Tilley

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     10.5  Choice of Law. This Agreement shall be construed, interpreted and
           -------------
the rights of the parties determined in accordance with the laws of the State of California except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     10.6  Arbitration. This Section 10.6 and the parties' rights under this
           -----------
Section 10.6 shall be governed by and construed in accordance with the Federal Arbitration Act, 9 U.S.C. (S) 1 et seq. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by the following procedures:

     (a) Any party may send another party written notice identifying the matter in dispute and invoking the procedures of this Section 10.6. Within fourteen days after such written notice is given, one or more principals of each party involved in the dispute shall meet at a mutually agreeable location in San Francisco, California (or such other locations as the parties shall mutually agree), for the purpose of determining whether they can resolve the dispute themselves by written agreement and, if not, whether they can agree upon a third-party impartial arbitrator (the "Arbitrator") to whom to submit the matter in dispute for final and binding arbitration.

     (b) If such parties fail to resolve the dispute by written agreement or agree on the Arbitrator within said fourteen day period, any such party may make written application to

Judicial Arbitration & Mediation Services, Inc. ("JAMS"), 121 Pine Street, Suite 205, San Francisco, California 94111, for the appointment of a single Arbitrator to resolve the dispute by arbitration. Such arbitrator shall be qualified to practice law in at least one jurisdiction in the United States and have expertise in the interpretation of commercial contracts. At the request of JAMS, the parties involved in the dispute shall meet with JAMS at its offices within ten (10) calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, that the selection of the Arbitrator shall be the exclusive decision of JAMS and shall be made within thirty (30) days of the written application to JAMS.

     (c) Within thirty days of the selection of the Arbitrator, the parties involved in the dispute shall meet in San Francisco, California with such Arbitrator at a place and time designated by the Arbitrator after consultation with such parties and present their respective positions on the dispute. The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents as the Arbitrator may request, so that the decision may be reached timely. The Arbitrator shall take into account the parties' stated goal of expediting proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures. Each party shall have no longer than one day to present its position, the entire proceedings before the Arbitrator shall be on no more than three consecutive days, and the award shall be made in writing no more than thirty days following the end of the proceeding. The authority of the Arbitrator shall be limited to deciding liability for, and the proper amount of, a claim, and the Arbitrator shall have no authority to award punitive damages. Such award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

     10.7   Entire Agreement,- Amendments and Waivers. This Agreement, together
            -----------------------------------------
with all exhibits and schedules hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.8   Counterparts. This Agreement may be executed in one or more
            ------------
counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9   Invalidity. In the event that any one or more of the provisions
            ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     10.10  Expenses. The parties hereto shall be liable for their expenses
            --------
incurred in connection with the negotiation, preparation, execution and performance of this Agreement; provided, however, that if the Merger is consummated as contemplated hereby, Beatnik shall assume the expenses (other than any premiums billed by legal counsel to Mixman) incurred by Mixman in connection with the negotiation, preparation, execution and performance of this Agreement.

     10.11  No Third Party Beneficiaries. This Agreement shall be binding upon
            ----------------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

                     [THIS SPACE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                    BEATNIK, INC.



                                    By /s/ Lorraine Hariton
                                       --------------------------------------
                                                Lorraine Hariton
                                       President and Chief Executive Officer


                                    BEATNIK ACQUISITION SUB, INC.



                                    By /s/ Lorraine Hariton
                                       --------------------------------------
                                                Lorraine Hariton
                                       President and Chief Executive Officer


                                    MIXMAN TECHNOLOGIES, INC.,



                                    By /s/ Eric Almgren
                                       --------------------------------------
                                                Eric Almgren
                                          Chief Executive Officer


                                     -S-1-

             AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION

     This AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 5, 1999 (the "Agreement"), is entered into by and between BEATNIK, INC., a California corporation ("Beatnik"), BEATNIK ACQUISITION SUB, INC., a California corporation and a wholly-owned subsidiary of Beatnik ("Merger Sub"), and MIXMAN TECHNOLOGIES, INC., a California corporation ("Mixman").

     WHEREAS Beatnik, Merger Sub and Mixman have entered into that Agreement and Plan of Reorganization dated as of October 8, 1999 (the "Reorganization Agreement"); and

     WHEREAS, Beatnik, Merger Sub and Mixman hereby agree that certain sections and provisions of the Reorganization Agreement shall be amended:

     NOW, THEREFORE, for due and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   The Reorganization Agreement shall be amended as follows:

     (a) All references to "Founders Options" are hereby deleted in their entirety;

     (b) Section 2.6(a) is hereby deleted in its entirety and replaced with the following language:

               "(a)  Conversion of Mixman Common Stock.  Each share
                     ---------------------------------
          of Mixman Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares) shall be converted, subject to Section 2.6(c) and
          Section 2.6(d), into the right to receive a number of shares of Beatnik Common Stock equal to the "Conversion Ratio." The "Conversion Ratio" is the quotient of: (1) one-half Beatnik's "Fully-Diluted Common Equivalents Outstanding" (as defined below) as of immediately prior to the Effective Time, divided by (2) Mixman's "Common Equivalents Outstanding" (as defined below) as of immediately prior to the Effective Time. As used herein, "Common Equivalents Outstanding" means the sum of (A) shares of common stock outstanding plus (B) shares of common stock issuable upon conversion of all outstanding shares of preferred stock, plus (C) shares of common stock issuable upon exercise or conversion of all outstanding or promised Options, warrants and convertible debt (and upon conversion of any preferred stock issuable upon exercise or conversion of all outstanding Options, warrants and convertible debt). "Fully Diluted Common Equivalents Outstanding" means the sum of (A) Common Equivalents Outstanding, plus (B) all shares of common stock (or securities convertible into or exchangeable for common stock) reserved for issuance to employees, officers, directors, contractors, consultants or advisors

                                     -S-1-
          under any stock option, stock purchase, stock bonus or other equity incentive plan. An example of the calculation of the Conversion Ratio is set forth in Annex 1. All such shares of Mixman Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Beatnik Common Stock into which such Mixman Common Stock has been converted. Certificates previously representing shares of Mixman Common Stock shall be exchanged for certificates representing whole shares of Beatnik Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with
          Section 2.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10)."

     (c)  Section 5.9 is hereby deleted in its entirety;

     (d)  Section 7.15 is hereby deleted in its entirety;

     (e)  Annex 1 is hereby replaced in its entirety as set forth in Exhibit A
                                                                     ---------
attached hereto.

2. The Reorganization Agreement shall be changed to reflect an extension of the dead-line date for the closing, as defined in Section 2.1(b) of the Reorganization Agreement (the "Closing") to December 15, 1999, and pursuant to such change Section 10.1(a)(ii) of the Reorganization Agreement shall provide that either Beatnik or Mixman may terminate the Reorganization Agreement if the Closing shall not have occurred on or before December 15, 1999, other than due to a breach of the Reorganization Agreement by the party seeking to terminate.


               [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

                                     -S-2-

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                              BEATNIK, INC.


                                 /s/ Lorraine Hariton
                              By _______________________________________
                                    Lorraine Hariton
                                    President and Chief Executive Officer


                              BEATNIK ACQUISITION SUB, INC.


                                 /s/ Lorraine Hariton
                              By _______________________________________
                                    Lorraine Hariton
                                    President and Chief Executive Officer


                              MIXMAN TECHNOLOGIES INC.


                                 /s/ Eric Almgren
                              By _______________________________________
                                    Eric Almgren
                                    Chief Executive Officer

                                     -S-3-

                                   EXHIBIT A
                                   ---------

                                   "Annex 1
                                   --------

                              [SUBJECT TO UPDATE]

                          Beatnik/Mixman Calculations
                          ---------------------------


Beatnik Shares (fully diluted)                                 24,461,705

--------------------------------------------
 .  Common                       7,437,686
--------------------------------------------
 .  Options (incl. Pool)         2,205,116
--------------------------------------------
 .  Preferred                   14,459,485
--------------------------------------------
 .  Warrants                       359,418
--------------------------------------------


Mixman Shares                                                   3,650,057

--------------------------------------------
 .  Common                       2,023,471
--------------------------------------------
 .  Options                        528,633
--------------------------------------------
 .  Preferred                    1,092,148
--------------------------------------------
 .  Promissory Note                  5,805
--------------------------------------------


  Calculation Pursuant to Section 2.6(a)
  --------------------------------------

  Conversion ratio =
                     __
                                24,461,705
                                ----------
                                     2
                        _____________________________    =    3.3508662
                                 3,650,057

Alternative Calculation
-----------------------

                24,461,705 =  36,692,557  (total shares post merger)
                ----------
                    2/3

---------------------------------------------------------------------------
    12,230,852  Shares to Mixman SH (36,692,557 - 24,461,705)
---------------------------------------------------------------------------


                12,230,852  =  3.3508661
                ----------
                 3,650,057

                                     -S-4-

                                 MIXMAN SHARES

Note: The numbers provided on this page are rounded down by group, but not for each Mixman shareholder. Thus, the Beatnik share-numbers are approximations.

---------------------------------------------------------------------------
Common = 2,023,471 shares
---------------------------------------------------------------------------
Preferred = 1,092,148 shares
---------------------------------------------------------------------------
Note = 5,805*
---------------------------------------------------------------------------
Options = 528,633
---------------------------------------------------------------------------
* Assumes conversion on October 29, 1999

------------------------------------------------------------------------------
2,023,471 x 3.3508662 = 6,780,380 Beatnik Shares for Mixman Common Stock
------------------------------------------------------------------------------
1,092,148 x 3.3508662 = 3,659,641 Beatnik Shares for Mixman Preferred Stock**
------------------------------------------------------------------------------
5,805 x 3.3508662 = 19,451 Beatnik Shares for Mixman Note converted into
                           Mixman Common
------------------------------------------------------------------------------
528,633 x 3.3508662 = 1,771,378 Beatnik Shares for Mixman Options
------------------------------------------------------------------------------

Mixman Series A to be exchanged for 1,945,131 shares of Beatnik Series D-1 Preferred Stock with a liquidation preference of $0.36111 per share (approximately $702,406).

Mixman Series B and C to be exchanged for 1,714,511 shares of Beatnik Series D-2 Preferred Stock with a liquidation preference of $0.89529 per share (approximately $1,534,984)."

                                     -S-5-